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                                                              SOUTHERN TENNESSEE




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                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN


                       AMERICAN CABLE TV INVESTORS 5, LTD.


                                       AND

                      RIFKIN ACQUISITION PARTNERS, L.L.L.P.


                                   DATED AS OF

                                NOVEMBER 29, 1996






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                                TABLE OF CONTENTS
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ARTICLE I.........................................................................................................1

1.       Definitions..............................................................................................1
         Accountants..............................................................................................1
         Accounts Receivable......................................................................................1
         Adjustment Time..........................................................................................1
         Affiliate................................................................................................1
         Alternative Transaction..................................................................................1
         Assets...................................................................................................2
         Assumed Liabilities......................................................................................2
         Basic Services...........................................................................................2
         Basic Subscriber Rate....................................................................................2
         Best of Seller's Knowledge...............................................................................2
         Business.................................................................................................2
         Business Day.............................................................................................2
         Buyer....................................................................................................2
         Buyer Financial Statement................................................................................2
         Buyer Interim Financial Statement........................................................................2
         Cable Act................................................................................................2
         Closing..................................................................................................3
         Closing Date.............................................................................................3
         Code.....................................................................................................3
         Communications Act.......................................................................................3
         Consents.................................................................................................3
         Copyright Act............................................................................................3
         Deposit..................................................................................................3
         Employer.................................................................................................3
         Employer Plans...........................................................................................3
         Encumbrance..............................................................................................3
         Environmental Law........................................................................................3
         Equipment................................................................................................3
         Equivalent Basic Subscribers.............................................................................4
         ERISA....................................................................................................4
         Escrow Agent.............................................................................................4
         Escrow Agreement.........................................................................................4
         Exchange Act.............................................................................................4
         Excluded Assets..........................................................................................4
         Excluded Liabilities.....................................................................................4
         Exhibits.................................................................................................4
         Extension................................................................................................5
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         FCC......................................................................................................5
         Final Adjustments Report.................................................................................5
         Franchise Areas..........................................................................................5
         Franchise Fee............................................................................................5
         GAAP.....................................................................................................5
         General Partner..........................................................................................5
         Governmental Authority...................................................................................5
         Governmental Permits.....................................................................................5
         Hazardous Substances.....................................................................................5
         Homes Passed.............................................................................................6
         HSR Act..................................................................................................6
         Indemnity Escrow Agent...................................................................................6
         Indemnity Escrow Agreement...............................................................................6
         Intangibles..............................................................................................6
         IRS......................................................................................................6
         Legal Requirement........................................................................................6
         Limited Partners.........................................................................................6
         Management Agreement.....................................................................................6
         Must Carry Election......................................................................................6
         1996 Financial Statements................................................................................7
         Partnership Agreement....................................................................................7
         Pay TV...................................................................................................7
         Permitted Encumbrances...................................................................................7
         Person...................................................................................................7
         Preliminary Adjustments Report...........................................................................7
         Prime Rate ..............................................................................................7
         Purchase Price...........................................................................................7
         Real Property............................................................................................7
         Regulatory Requirement...................................................................................7
         Required Consents........................................................................................7
         Retransmission Consent Agreements........................................................................8
         Schedules................................................................................................8
         SEC......................................................................................................8
         Securities Act...........................................................................................8
         Seller...................................................................................................8
         Seller Contracts.........................................................................................8
         Seller's Escrow..........................................................................................8
         Seller Financial Statements..............................................................................8
         System...................................................................................................8
         Taking...................................................................................................8
         Tax Return ..............................................................................................8
         Taxes....................................................................................................8
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         TCI......................................................................................................8
         Telecom Act..............................................................................................9
         Termination Date.........................................................................................9
         WARN Act.................................................................................................9

ARTICLE II........................................................................................................9

2.       Purchase and Sale of Assets..............................................................................9
         2.1        Purchase and Sale of Assets...................................................................9
         2.2        Time and Place of Closing.....................................................................9

ARTICLE III......................................................................................................10

3.       Consideration...........................................................................................10
         3.1        Consideration for the Assets.................................................................10
         3.2        Purchase Price Prorations....................................................................10
         3.3        Purchase Price Adjustments...................................................................11
         3.4        Preliminary and Final Settlements............................................................12
         3.5        Disputed Liabilities.........................................................................14
         3.6        Allocation of Purchase Price.................................................................14

ARTICLE IV.......................................................................................................14

4.       Assumed Liabilities and Excluded Assets.................................................................14
         4.1        Assignment and Assumption....................................................................14
         4.2        Excluded Assets..............................................................................15

ARTICLE V........................................................................................................15

5.       Representations and Warranties of Seller................................................................15
         5.1        Organization and Qualification...............................................................15
         5.2        Authority and Validity.......................................................................16
         5.3        Consents and Approvals; No Violation.........................................................16
         5.4        Complete Systems.............................................................................16
         5.5        Title........................................................................................17
         5.6        Real Property................................................................................17
         5.7        Environmental Matters........................................................................17
         5.8        Compliance with Law; Governmental Permits....................................................17
         5.9        Seller Contracts.............................................................................18
         5.10       Copyright Compliance.........................................................................18
         5.11       Financial Statements.........................................................................19
         5.12       Legal Proceedings............................................................................19
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         5.13       Employment Matters...........................................................................19
         5.14       System Information...........................................................................21
         5.15       Finders and Brokers..........................................................................21
         5.16       Tax Matters..................................................................................21
         5.17       Condition of Assets..........................................................................21
         5.18       Regulation of Rates..........................................................................21
         5.19       Insurance....................................................................................21
         5.20       No Other Commitment to Sell..................................................................21

ARTICLE VI.......................................................................................................22

6.       Buyer's Representations and Warranties..................................................................22
         6.1        Organization and Qualification...............................................................22
         6.2        Authority and Validity.......................................................................22
         6.3        No Breach or Violation.......................................................................22
         6.4        Litigation...................................................................................23
         6.5        Financial Statements.........................................................................23
         6.6        Adequate Financing...........................................................................23
         6.7        Finders and Brokers..........................................................................23
         6.8        Qualification of Buyer.......................................................................24

ARTICLE VII......................................................................................................24

7.       Additional Covenants....................................................................................24
         7.1        Access to Premises and Records...............................................................24
         7.2        Continuity and Maintenance of Operations; Financial Statements;
                    Correspondence...............................................................................24
         7.3        Employee Matters.............................................................................26
         7.4        Franchise Extension..........................................................................26
         7.5        Environmental Report.........................................................................26
         7.6        Consents.....................................................................................27
         7.7        HSR Notification.............................................................................27
         7.8        Notification of Certain Matters..............................................................28
         7.9        Risk of Loss; Condemnation...................................................................28
         7.10       Adverse Changes..............................................................................28
         7.11       Action By Limited Partners...................................................................29
         7.12       No Solicitation..............................................................................29
         7.13       Sales and Transfer Taxes and Fees............................................................30
         7.14       Commercially Reasonable Efforts..............................................................30
         7.15       Title Insurance..............................................................................30
         7.16       FCC Form 626.................................................................................31
         7.17       Forms 394....................................................................................31
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ARTICLE VIII.....................................................................................................31

8.       Conditions Precedent to Obligations of Buyer............................................................31
         8.1        HSR Act......................................................................................31
         8.2        Governmental or Legal Action.................................................................31
         8.3        Accuracy of Representations and Warranties...................................................31
         8.4        Performance of Agreements....................................................................31
         8.5        No Material Adverse Change...................................................................32
         8.6        Consents and Extensions......................................................................32
         8.7        Transfer Documents...........................................................................32
         8.8        Opinions of Seller's Counsel.................................................................32
         8.9        Opinion of Seller's FCC Counsel..............................................................32
         8.10       Discharge of Liens...........................................................................32
         8.11       Noncompete Agreement.........................................................................32
         8.12       Additional Documents and Acts................................................................32
         8.13       Indemnity Escrow Agreement...................................................................33
         8.14       1996 Financial Statements....................................................................33
         8.15       Certificates.................................................................................33

ARTICLE IX.......................................................................................................33

9.       Conditions Precedent to Obligations of Seller...........................................................33
         9.1        HSR Act......................................................................................33
         9.2        Governmental or Legal Actions................................................................33
         9.3        Accuracy of Representations and Warranties...................................................33
         9.4        Performance of Agreements....................................................................33
         9.5        Consents.....................................................................................34
         9.6        Opinions of Buyer's Counsel..................................................................34
         9.7        Limited Partner Approval.....................................................................34
         9.8        Payment of Purchase Price....................................................................34
         9.9        Assumption of Liabilities....................................................................34
         9.10       Additional Documents and Acts................................................................34
         9.11       Certificate..................................................................................34
         9.12       Fairness Opinion.............................................................................34
         9.13       Indemnity Escrow Agreement...................................................................34
         9.14       Environmental Remediation....................................................................34

ARTICLE X........................................................................................................35

10.      Termination.............................................................................................35
         10.1       Events of Termination........................................................................35
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         10.2       Manner of Exercise...........................................................................37
         10.3       Effect of Termination........................................................................37
         10.4       Liquidated Damages...........................................................................37

ARTICLE XI.......................................................................................................38

11.      Nature and Survival of Representations, Warranties and Agreements.......................................38
         11.1       Nature of Representations, Warranties and Agreements.........................................38
         11.2       Survival of Representations and Warranties...................................................38
         11.3       Time Limitations.............................................................................38
         11.4       Limitations as to Amount.....................................................................38

ARTICLE XII......................................................................................................39
12.      Indemnification.........................................................................................39
         12.1       Rights to Indemnification....................................................................39
         12.2       Procedure for Indemnification................................................................39
         12.3       Indemnity Escrow.............................................................................40

ARTICLE XIII.....................................................................................................40

13.      Miscellaneous...........................................................................................40
         13.1       Parties Obligated and Benefitted.............................................................40
         13.2       Press Releases...............................................................................41
         13.3       Notices......................................................................................41
         13.4       Waiver.......................................................................................42
         13.5       Captions.....................................................................................42
         13.6       CHOICE OF LAW................................................................................42
         13.7       Nonrecourse..................................................................................42
         13.8       Dispute Resolution...........................................................................42
         13.9       Power of Attorney............................................................................43
         13.10      Terms........................................................................................43
         13.11      Rights Cumulative............................................................................43
         13.12      Further Actions..............................................................................43
         13.13      Time.........................................................................................43
         13.14      Expenses.....................................................................................43
         13.15      Specific Performance.........................................................................43
         13.16      Schedules....................................................................................44
         13.17      Counterparts.................................................................................44
         13.18      Entire Agreement.............................................................................44
         13.19      Severability.................................................................................44
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EXHIBITS
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         Exhibit A         Geographic Areas of Seller's Business
         Exhibit B         Escrow Agreement
         Exhibit C         Form of Engagement Letter
         Exhibit D         Form for Opinion of Seller's Counsel
         Exhibit E         Form for Opinion of Buyer's Counsel
         Exhibit F         Form of Indemnity Escrow Agreement
         Exhibit G         Form of Opinion of Seller's FCC Counsel
         Exhibit H         Form of Noncompetition Agreement

SCHEDULES

         Schedule 1.1      Subscriber Rates
         Schedule 1.2      Consents
         Schedule 1.3      Equipment
         Schedule 1.4      Franchise Areas
         Schedule 1.5      Governmental Permits
         Schedule 1.6      Permitted Encumbrances
         Schedule 1.7      Real Property
         Schedule 1.8      Seller Contracts
         Schedule 1.9      System
         Schedule 4.2      Excluded Assets
         Schedule 5.3(b)   Violations of Partnership Agreement and Legal Requirements
         Schedule 5.4      Complete Systems
         Schedule 5.5      Encumbrances on Seller's Title
         Schedule 5.7      Environmental
         Schedule 5.8      Compliance with Law
         Schedule 5.12     Legal Proceedings
         Schedule 5.13(c)  Employment Matters
         Schedule 5.13(d)  Employees
         Schedule 5.13(e)  Employer Plans
         Schedule 5.14     System Information
         Schedule 5.16     Taxes
         Schedule 6.3(a)   Consents to be Obtained or Waived by Closing Date
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                            ASSET PURCHASE AGREEMENT


                  This Asset Purchase Agreement ("AGREEMENT") is made as of the 29th day of November, 1996, by and between AMERICAN CABLE TV INVESTORS 5, LTD., a Colorado limited partnership ("SELLER"), and RIFKIN ACQUISITION PARTNERS, L.L.L.P., a Colorado limited liability limited partnership ("BUYER").


                                R E C I T A L S:


                  A. Seller is engaged in the business of providing cable television service to subscribers in and around the geographic areas set forth on Exhibit A.

                  B. Buyer desires to purchase and Seller desires to sell the assets of Seller designated in this Agreement used or held for use in connection with that business, upon the terms and subject to the conditions set forth in this Agreement.

                  Accordingly, the parties agree as follows:


                                    ARTICLE I

1. DEFINITIONS.

                  "ACCOUNTANTS" shall have the meaning set forth in Section 3.4(d).

                  "ACCOUNTS RECEIVABLE" shall mean all accounts receivable of Seller representing amounts earned by Seller in connection with its operation of the Business through the Adjustment Time.

                  "ADJUSTMENT TIME" shall have the meaning set forth in Section 3.2.

                  "AFFILIATE" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                  "ALTERNATIVE TRANSACTION" shall mean any transaction which could result in the transfer of control over, or ownership of, all or substantially all the Assets, including (a) any merger or consolidation of Seller in which another Person or group of Persons acquires 50% or more of the partnership interests in Seller or the equity interests of the surviving entity, as the case may be, (b) any tender offer or exchange offer for partnership interests in Seller which, if
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consummated, would result in a Person or group of Persons (other than the existing partners in such entities as of the date of this Agreement) owning 50% or more of the partnership interests in Seller or (c) any sale or other disposition of all or substantially all the Assets.

                  "ASSETS" shall mean all properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, used or held for use in the Business in which Seller has any right, title or interest or in which Seller acquires any right, title or interest on or before the Closing Date, including Accounts Receivable, Governmental Permits, Intangibles, Seller Contracts, Equipment and Real Property but excluding any Excluded Assets and any Assets disposed of by Seller in the ordinary course of business prior to the Closing Date.

                  "ASSUMED LIABILITIES" shall have the meaning set forth in
Section 4.1.

                  "BASIC SERVICES" shall mean the lowest tier of cable television programming sold to subscribers of the System for which a subscriber served by the System pays a fixed monthly fee to Seller, excluding Expanded Basic Services, Pay TV and any charges for additional outlets and installation fees and revenues derived from the rental of converters, remote control devices and other like charges for equipment.

                  "BASIC SUBSCRIBER RATE" shall mean, for the System, the predominant monthly fees and charges derived from the provision of Basic Services to single family households, as of June 30, 1996, as set forth on
SCHEDULE 1.1.

                  "BEST OF SELLER'S KNOWLEDGE" shall mean the actual knowledge of Marvin Jones, Ramona Whitman, Greg Butler, Deborah Amacher and Marie Ferris.

                  "BUSINESS" shall mean the cable television business conducted by Seller on the date of this Agreement through the System in and around the Franchise Areas.

                  "BUSINESS DAY" shall mean any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado or New York, New York are required or authorized to be closed.

                  "BUYER" shall mean the Person identified as such in the preamble to this Agreement.

                  "BUYER FINANCIAL STATEMENT" shall have the meaning set forth in Section 6.5.

                  "BUYER INTERIM FINANCIAL STATEMENT" shall have the meaning set forth in Section 6.5.

                  "CABLE ACT" shall have the meaning set forth in Section 5.8.

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                  "CLOSING" shall mean the consummation of the transactions
contemplated by this Agreement, as described in Article II.

                  "CLOSING DATE" shall mean the date on which the Closing occurs.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COMMUNICATIONS ACT" shall have the meaning set forth in
Section 5.8(c).

                  "CONSENTS" shall mean any registration with, consent or approval of, notice to, or action by any Person or Governmental Authority required to permit the transfer of the Assets to Buyer or permit Seller to perform any of its other obligations under this Agreement, all of which are set forth on SCHEDULE 1.2.

                  "COPYRIGHT ACT" shall mean Title 17 of the United States Code, as amended, and all rules and regulations thereunder.

                  "DEPOSIT" shall have the meaning set forth in Section 3.1.

                  "EMPLOYER" shall have the meaning set forth in Section
5.13(a).

                  "EMPLOYER PLANS" shall have the meaning set forth in Section 5.13(e).

                  "ENCUMBRANCE" shall mean any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including reservations, rights of way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses).

                  "ENVIRONMENTAL LAW" shall mean any Legal Requirement relating to pollution or protection of public health, safety or welfare or the environment, including those relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                  "EQUIPMENT" shall mean all electronic devices, trunk and distribution coaxial and optical fiber cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscriber's devices (including converters, encoders, transformers behind television sets and fittings), headend hardware (including origination, earth stations, transmission and distribution system), test equipment, vehicles and other tangible personal property owned, leased, used or held for use by Seller in connection with the Business, including the items described on SCHEDULE 1.3.

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                  "EQUIVALENT BASIC SUBSCRIBERS" shall mean, with respect to each Franchise Area, as of any date, the number of active customers for Basic Services either in a single household, a commercial establishment or a multi-unit dwelling (including a hotel unit); provided, however, that the number of customers in a commercial establishment or multi-unit dwelling that obtain service on a "bulk-rate" basis shall be determined for each Franchise Area by dividing the gross bulk-rate billings for Basic Services and Expanded Basic Services (but excluding billings from a la carte tiers or premium services, installation or other non-recurring charges, converter rental or any outlet or connection other than the first outlet or connection, pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like) attributable to such commercial establishment or multi-unit dwelling during the most recent billing period ended prior to the date of calculation (but excluding billings in excess of a single month's charge) by the rate charged at the date of determination to individual households for the highest level of Basic Services and Expanded Basic Services offered in the Franchise Area, such rate not to be less than the rate for such Franchise Area set forth on SCHEDULE 1.1 (excluding billings from a la carte tiers or premium services, installation or other non-recurring charges, converter rental, pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like). For purposes of this definition, (i) an "active customer" shall mean, as of any date, any person, commercial establishment or multi-unit dwelling that is paying for and receiving Basic Services from the System in that Franchise Area who has an account that is not more than 60 days past due (except for past due amounts of $10.00 or less, provided such account is otherwise current) but excluding any person, commercial establishment or multi-unit dwelling that as of the date of calculation has not paid in full the charges for at least two months of the services ordered and (ii) the number of days a customer account is past due shall be calculated from the first day of the period for which the applicable billing relates.

                  "ERISA" shall have the meaning set forth in Section 5.13(b).

                  "ESCROW AGENT" shall have the meaning set forth in Section
3.1.

                  "ESCROW AGREEMENT" shall have the meaning set forth in Section 3.1.

                  "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

                  "EXCLUDED ASSETS" shall have the meaning set forth in Section 4.2.

                  "EXCLUDED LIABILITIES" shall have the meaning set forth in
Section 4.1(b).

                  "EXHIBITS" shall mean the exhibits prepared and delivered pursuant to this Agreement.

                  "EXPANDED BASIC SERVICES" shall mean any video programming provided over the System, regardless of service tier, other than Basic Services, any new product tier and video programming offered on a per channel or per program basis, for which a subscriber served by the

                                        4
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System pays a fixed monthly fee to Seller, excluding Pay TV and any charges for additional outlets and installation fees and revenues derived from the rental of converters, remote control devices and other like charges for equipment.

                  "EXTENSION" shall have the meaning set forth in Section 7.4.

                  "FCC" shall have the meaning set forth in Section 5.8(c).

                  "FINAL ADJUSTMENTS REPORT" shall have the meaning set forth in
Section 3.4(b).

                  "FRANCHISE AREAS" shall mean those areas in which Seller is authorized under one or more Governmental Permits issued by the applicable franchising authorities to provide cable television service to subscribers located in such areas through the ownership and operation of the System, as set forth on SCHEDULE 1.4.

                  "FRANCHISE FEE" shall mean the percentage of Seller's gross revenues to be paid to a Governmental Authority as specified in the applicable franchise agreement.

                  "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America on the date of this Agreement.

                  "GENERAL PARTNER" shall mean IR-TCI Partners V, L.P., the general partner of Seller.

                  "GOVERNMENTAL AUTHORITY" shall mean any of the following: (a) the United States of America; (b) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); or (c) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

                  "GOVERNMENTAL PERMITS" shall mean all franchises, authorizations, permits, licenses, easements, registrations, leases, variances and similar rights obtained from any Governmental Authority which authorize or are required in connection with the operation of the Business, including those described on SCHEDULE 1.5.

                  "HAZARDOUS SUBSTANCES" shall mean any pollutant, contaminant, chemical, industrial, toxic, hazardous or noxious substance or waste which is regulated by any Governmental Authority, including (a) any petroleum or petroleum compounds (refined or crude), flammable substances, explosives, radioactive materials or any other materials or pollutants which pose a hazard or potential hazard to the Real Property or to Persons in or about the Real Property or cause the Real Property to be in violation of any laws, regulations or ordinances of federal, state or applicable local governments, (b) asbestos or any asbestos-containing material of any kind or character, (c) polychlorinated biphenyls ("PCBs"), as regulated by the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., (d) any materials or

                                        5
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substances designated as "hazardous substances" pursuant to the Clean Water Act,
33 U.S.C. Section 1251 et seq., (e) "economic poison," as defined in the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 135 et seq., (f) "chemical substance," "new chemical substance" or "hazardous chemical substance or mixture" pursuant to the Toxic Substances Control Act, referred to above, (g) "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. and (h) "hazardous waste" pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.

                  "HOMES PASSED" shall mean, with respect to the System and as of June 30, 1996, the total of (a) the number of single family residences capable of being serviced without further line construction, (b) the number of units in multi-family residential buildings capable of being serviced without further line construction and not then governed by bulk-service agreements and
(c) the number of bulk service agreements regardless of the number of units serviced or the equivalent billing units.

                  "HSR ACT" shall have the meaning set forth in Section 7.6.

                  "INDEMNITY ESCROW AGENT" shall mean The Chase Manhattan Bank.

                  "INDEMNITY ESCROW AGREEMENT" shall mean the Indemnity Escrow Agreement to be entered into at Closing among Buyer, Seller and the Indemnity Escrow Agent, in the form attached as Exhibit F.

                  "INTANGIBLES" shall mean all general intangibles, including subscriber lists, claims (excluding any claims relating to Excluded Assets), patents, copyrights and goodwill, if any, owned, used or held for use by Seller in connection with the Business.

                  "IRS" shall mean the Internal Revenue Service.

                  "LEGAL REQUIREMENT" shall mean any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

                  "LIMITED PARTNERS" shall mean the Persons who own or hold units of limited partnership interests in Seller.

                  "MANAGEMENT AGREEMENT" shall mean the agreement related to the operation of the System and the other cable systems owned by Seller between Seller and TCI Cablevision Associates, Inc. (formerly known as Daniels & Associates, Inc.).

                  "MUST CARRY ELECTION" shall mean the exercise by WXMT of its must carry rights pursuant to Section 4 of the Cable Act.

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                  "1996 FINANCIAL STATEMENTS" shall have the meaning set forth in Section 7.2.

                  "PARTNERSHIP AGREEMENT" shall mean the Amended and Restated Limited Partnership Agreement of Seller, dated as of January 1, 1987, by and between IR-TCI Partners V, L.P. (formerly known as IR-Daniels Partners V, L.P.), as the general partner, and David B. Beyth, as the initial limited partner.

                  "PAY TV" shall mean premium programming services selected by and sold to subscribers of the System for monthly fees in addition to the fee for Basic Services.

                  "PERMITTED ENCUMBRANCES" shall mean the following: (a) liens for taxes, assessments and governmental charges not yet due and payable; (b) zoning laws and ordinances and similar Legal Requirements; (c) rights reserved to any Governmental Authority to regulate the affected property; (d) as to leased Assets, interests of lessors and Encumbrances affecting the interests of the lessors; (e) the Encumbrances described on SCHEDULE 1.6; and (f) any liens, easements, rights-of-way, servitudes, permits, leases, restrictions and imperfections or irregularities in title that do not in any material respect, individually or in the aggregate, affect or impair the value or use of the affected Asset as it is currently being used by Seller.

                  "PERSON" shall mean any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

                  "PRELIMINARY ADJUSTMENTS REPORT" shall have the meaning set forth in Section 3.4(a).

                  "PRIME RATE" shall mean the rate of interest quoted from time to time in The Wall Street Journal as the prime rate.

                  "PURCHASE PRICE" shall have the meaning set forth in Section 3.1.

                  "REAL PROPERTY" shall mean all Assets consisting of interests in real property (including, to the extent applicable, improvements, fixtures and appurtenances), including the fee and leasehold interests described on
SCHEDULE 1.7.

                  "REGULATORY REQUIREMENT" shall mean any filing required pursuant to the Securities Act, the Exchange Act, the HSR Act, state securities laws (including, but not limited to, state "blue sky" laws) and state corporate laws (including, but not limited to, takeover statutes).

                  "REQUIRED CONSENTS" shall mean the Consents designated as such on SCHEDULE 1.2 by an asterisk.

                  "RETRANSMISSION CONSENT AGREEMENTS" shall mean the retransmission consent agreements with respect to the carriage of broadcast television signals between TCI Cable Management and each of WSMV and WTVF.

                  "SCHEDULES" shall mean the schedules prepared and delivered pursuant to this Agreement.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SELLER" shall mean the Person indicated as such in the preamble to this Agreement.

                  "SELLER CONTRACTS" shall mean all contracts, agreements and leases, other than those that are Governmental Permits, to which Seller is a party and pertain to the ownership, operation or maintenance of the Assets or the Business, including those described on Schedule 1.8.

                  "SELLER'S ESCROW" shall have the meaning set forth in Section 3.1.

                  "SELLER FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.11.

                  "SYSTEM" shall mean a cable television reception and distribution system operated in the conduct of the Business, consisting of one or more headends, subscriber drops and associated electronic and other equipment, and which is, or is capable of being without modification, operated as an independent system without interconnections to other systems as set forth on SCHEDULE 1.9.

                  "TAKING" shall have the meaning set forth in Section 7.7(b).

                  "TAX RETURN" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority in connection with the determination, assessment, collection, administration or imposition of any Taxes.

                  "TAXES" shall mean all taxes, charges, fees, liens, imposts, duties or other assessments including, but not limited to, income, withholding, excise, employment, property, sales, franchise, use and gross receipt taxes, imposed by the United States or any state, county, local or foreign government or any subdivision thereof. Such term shall also include any interest, penalties or additions attributable to such assessments.

                  "TCI" shall mean TCI Communications, Inc., a Delaware corporation.

                  "TELECOM ACT" shall have the meaning set forth in Section 5.8(e).

                  "TERMINATION DATE" shall mean June 27, 1997; provided, however, Seller and Buyer shall each have the right, upon five days notice to the other, to extend the Termination Date to a date designated in such notice, which date shall in no event be later than August 26, 1997; provided further, Seller shall have the right, upon five days notice to Buyer, to further extend the Termination Date to a date designated in such notice, which date shall in no event be later than November 24, 1997.

                  "WARN ACT" shall mean the Worker Adjustment and Retraining Notification Act.


                                   ARTICLE II

2. PURCHASE AND SALE OF ASSETS.

                  2.1 PURCHASE AND SALE OF ASSETS. Subject to the satisfaction of the conditions to each party's obligations set forth in Articles VIII and IX (or, with respect to any condition not satisfied, the waiver thereof by the party or parties for whose benefit the condition exists), Seller shall sell, assign, transfer and deliver to Buyer all of Seller's right, title and interest in, and Buyer shall purchase, acquire, accept and pay for, the Assets free and clear of and expressly excluding all debts, liabilities, obligations, taxes, liens and encumbrances (other than Permitted Encumbrances) of any kind, character or description, whether accrued, absolute, contingent or otherwise (and whether or not reflected or reserved against in the balance sheets, books of account and records of the Seller), except as otherwise expressly provided in
Section 4.1 hereof.

                  2.2 TIME AND PLACE OF CLOSING. Subject to the terms and conditions of this Agreement, the Closing shall take place at 10:00 a.m. New York City time on a date specified by notice (the "CLOSING NOTICE") from Seller to Buyer (but shall not in any event be prior to the satisfaction or waiver of the conditions to Closing as set forth in Articles VIII and IX), in New York, New York at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, or at such other time or place as the parties may agree; provided, however, the date specified in the Closing Notice shall not be less than 10 nor more than 30 days after the date the Closing Notice is given; provided, further that if the Termination Date would otherwise occur within such 10-day period, the Termination Date shall be extended to the date which is 10 days after the date the Closing Notice is given (or the next Business Day if such date is not a Business Day).

                                   ARTICLE III

3. CONSIDERATION.

                  3.1 CONSIDERATION FOR THE ASSETS. The aggregate consideration for the Assets shall consist of (i) an amount equal to $19,750,000, subject to proration as set forth in Section 3.2 and adjustment as set forth in Section 3.3 (the "PURCHASE PRICE") and (ii) the assumption by Buyer of the Assumed Liabilities. The Purchase Price shall be payable as follows: (a) $493,750 (such amount, as increased by any earnings thereon and as reduced by any disbursements or losses on investments, the "DEPOSIT"), payable concurrently with the execution and delivery of this Agreement in cash by means of wire or interbank transfer in immediately available funds to the trust account of Kaye, Scholer, Fierman, Hays & Handler, LLP (the "ESCROW AGENT"), to be held, administered and distributed for the respective benefits of the parties hereto in accordance with the terms of this Agreement and the Escrow Agreement among Seller, Buyer and the Escrow Agent dated the date of this Agreement (the "ESCROW AGREEMENT") in the form set forth as Exhibit B attached hereto and (b) $19,750,000 payable by Buyer to Seller, or Seller's designee, at Closing in cash by means of wire or interbank transfer in immediately available funds, reduced by the amount, if any, of the Deposit actually released to Seller, or Seller's designee. At Closing, Seller and Buyer shall direct the Escrow Agent to release the Deposit to Seller, or Seller's designee, in accordance with the terms of the Escrow Agreement. Simultaneously with the payment of the Purchase Price, Seller shall deposit $493,750 (such amount, as increased by any earnings thereon and as reduced by any disbursements or losses on investments, "SELLER'S ESCROW") in cash by means of wire or interbank transfer of immediately available funds to the account of the Indemnity Escrow Agent, to be held, administered, and distributed in accordance with the terms of this Agreement and the Indemnity Escrow Agreement.

                  3.2 PURCHASE PRICE PRORATIONS. (a) All revenues (other than Accounts Receivable being purchased by Buyer hereunder) and all expenses arising from the operations of the Business up until 12:01 a.m. on the Closing Date (the "ADJUSTMENT TIME"), including, but not limited to, pole rental fees, rental or other charges payable in respect of the Seller Contracts, sales and use taxes payable with respect to cable television service and equipment, which shall not include sales or use taxes arising out of the consummation of the transaction contemplated hereunder, power and utility charges, real and personal property taxes and assessments levied against the Assets, applicable franchise, copyright or other fees, sales and service charges, wages, payroll taxes and payroll expenses (including accrued vacation pay except to the extent a Purchase Price adjustment in Buyer's favor is made under Section 3.3) of employees of Employer who primarily perform services in connection with the operation of the Business who are employed by Buyer as of the Closing, and other prepaid and deferred items shall be prorated between Buyer and Seller as of the Adjustment Time in accordance with GAAP and the principle that Seller shall receive all revenues (other than Accounts Receivable being purchased by Buyer hereunder) and shall be responsible for all expenses, costs and liabilities allocable to the period prior to the Adjustment Time and Buyer shall receive all revenues and shall be responsible for all expenses, costs and liabilities allocable to the period after the Adjustment Time.

                             (b) The amount of each item of revenue prorated
under subsection (a) above, to a party which has not received, and under the terms of this Agreement will not receive, such revenue shall be deemed a charge against the other party. The amount of any item of cost or expense prorated under subsection (a) above to a party which has not paid, and under the terms of this Agreement will not pay, such cost or expense shall be deemed a charge against such party. If the aggregate charges allocated to Seller as set forth in this Section 3.2(b) exceed the aggregate charges allocated to Buyer as set forth in this Section 3.2(b), the Purchase Price shall be decreased by an amount equal to the difference between the aggregate charges allocated to Seller and the aggregate charges allocated to Buyer. If the aggregate charges allocated to Buyer as set forth in this Section 3.2(b) exceed the aggregate charges allocated to Seller as set forth in this Section 3.2(b), the Purchase Price shall be increased by an amount equal to the difference between the aggregate charges allocated to Buyer and the aggregate charges allocated to Seller.

                  3.3 PURCHASE PRICE ADJUSTMENTS. (a) The Purchase Price shall be increased by an amount equal to the aggregate of the following:

                                 (i) (a) 95% of the face amount of all Accounts
Receivable which, as of the Adjustment Time, are outstanding for a period of not more than 30 days after their respective invoice dates and (b) 85% of the face amount of all Accounts Receivable which, as of the Adjustment Time, are outstanding for a period of more than 30 days but not more than 60 days after their respective invoice dates; and

                                 (ii) to the extent not included in the
prorations to the Purchase Price as set forth in Section 3.2, the dollar amount of all advance payments to, or deposits with, third parties relating to the Business which, as of the Closing Date, are for the account of Seller or are security for Seller's performance of its obligations under any agreement relating to the Business or any Assets, including, but not limited to, deposits made with lessors and deposits for utilities.

                             (b) The Purchase Price shall be decreased by an
amount equal to the aggregate of the following:

                             (i) the dollar amount of the remaining balance, as
of the Closing Date, of all advance payments to, or monies of third parties on deposit with, Seller relating to the Business, including advance payments and deposits by customers served by the Business for converters, encoders, decoders, cable service and related sales;

                             (ii) the dollar amount of accrued vacation pay of
employees of Employer identified on Schedule 5.13(d) who are employed by Buyer as of the Closing;

                             (iii) if, as of the Closing Date, the aggregate
number of Equivalent Basic Subscribers served by the System is less than 11,500, an amount equal to (x) the difference between 11,500 and the aggregate number of Equivalent Basic Subscribers served by the System as of the Closing Date times
(y) $1,717; and

                             (iv) 100% of the dollar amount of any deductibles
paid, or to be paid, under insurance policies for which insurance proceeds are payable to Buyer pursuant to Section 7.9(a).

                             (c) If the Purchase Price is decreased pursuant to
Section 3.3(b)(iii), Seller shall deliver to Buyer at Closing a list of each of the System's subscribers who, as of the Closing Date, have not qualified as an Equivalent Basic Subscriber because they have not paid in full at least two months of the services ordered. The Purchase Price shall be increased by an amount equal to (x) the number of subscribers on such list who, as of the date which corresponds to the Closing Date for the month following the month during which the Closing occurs, qualify as Equivalent Basic Subscribers, times (y) $1,717; provided, that, the amount by which the Purchase Price is increased pursuant to this Section 3.3(c) shall not exceed the amount by which the Purchase Price is decreased pursuant to Section 3.3(b)(iii). Any increase to the Purchase Price pursuant to this Section 3.3(c) shall be reflected as an adjustment to the Purchase Price on the Final Adjustments Report.

                  3.4 PRELIMINARY AND FINAL SETTLEMENTS. Preliminary and final adjustments to the Purchase Price will be determined as follows:

                             (a) At least five Business Days prior to the
Closing Date, Seller will deliver to Buyer a report (the "PRELIMINARY ADJUSTMENTS REPORT"), prepared in good faith and on a reasonable basis, setting forth in reasonable detail a pro forma determination as of the Closing Date of the prorations set forth in Section 3.2 and the adjustments set forth in Section
3.3 (other than Section 3.3(c)). The Preliminary Adjustments Report shall be certified by an authorized officer of the general partner of the General Partner to have been prepared in good faith and on a reasonable basis.

                             (b) Within 60 days after the Closing Date, Seller
will deliver to Buyer a report (the "FINAL ADJUSTMENTS REPORT"), prepared in good faith and on a reasonable basis, setting forth in reasonable detail the final determination of the prorations set forth in Section 3.2 and the adjustments set forth in Section 3.3 (including Section 3.3(c)). The Final Adjustments Report shall make such changes to the Preliminary Adjustments Report as are necessary to cover those prorations or adjustments which (i) were estimated or were not calculated as of the Closing Date in the Preliminary Adjustments Report and (ii) were adjusted in the Preliminary Adjustments Report and which require subsequent adjustment. The Final Adjustments Report shall be certified by an authorized officer of the general partner of the General Partner to be true, complete and correct as of the date it is delivered.

                  Buyer shall provide Seller with reasonable access to all records which Buyer has in its possession and which are necessary for Seller to prepare the Final Adjustments Report.

                             (c) Within 30 days after receipt of the Final
Adjustments Report, Buyer shall review the Final Adjustments Report and notify Seller whether or not Buyer accepts all or any of the prorations and adjustments set forth on the Final Adjustments Report. If Buyer accepts the Final Adjustments Report with respect to all prorations and adjustments contained therein, Buyer or Seller, as appropriate, shall, within five Business Days of such acceptance, make the following payments: (i) if the Purchase Price calculated based on the Final Adjustments Report is greater than the Purchase Price calculated based on the Preliminary Adjustments Report, Buyer shall pay such difference to Seller in cash by wire or interbank transfer in immediately available funds, or (ii) if the Purchase Price calculated based on the Final Adjustments Report is less than the Purchase Price calculated based on the Preliminary Adjustments Report, Seller shall pay such difference to Buyer in cash by wire or interbank transfer in immediately available funds, and such amounts to be paid by Seller shall not be subject to the limitations of Article XII or reduce the Seller's Escrow; provided that Buyer may, at its option, seek payment of such amounts from Seller's Escrow. In the event any payment required by this Section 3.4(c) is not made when due, Seller or Buyer, as appropriate, shall make the payment required by this Section 3.4(c) with interest accruing from the date such payment was due at the Prime Rate plus 5%.

                             (d) If Buyer in good faith objects to any
prorations and/or adjustments set forth on the Final Adjustments Report, Buyer shall give notice thereof to Seller within 30 days after receipt of the Final Adjustments Report, specifying in reasonable detail the nature and extent of such disagreement and Buyer and Seller shall have a period of 30 days from Seller's receipt of such notice in which to resolve such disagreement. If such notice of objection is not received by Seller within 30 days after receipt of the Final Adjustments Report, it shall be deemed that Buyer has accepted the Final Adjustments Report with respect to all items set forth therein and within three Business Days after the expiration of such 30-day period Buyer or Seller, as appropriate, shall make the payments described in Section 3.4(c). Any disputed amounts which cannot be agreed to by the parties within 30 days from Seller's receipt of Buyer's notice of objection to any of the adjustments set forth in the Final Adjustments Report shall be determined by a nationally recognized accounting firm selected by Seller and Buyer which has not regularly rendered accounting or auditing services to Seller or Buyer or any of their respective Affiliates within two years prior to the date of this Agreement (the "Accountants") in accordance with the engagement letter set forth on Exhibit C attached hereto with such changes as may be requested by the Accountants and approved by Seller and Buyer. The engagement of and the determination by the Accountants shall be binding on and shall be nonappealable by Seller and Buyer. In the event that (a) the Purchase Price calculated based on the determination by the Accountants is less than the Purchase Price calculated based on the Final Adjustments Report, the fees and expenses payable to the Accountants shall be paid by Seller or (b) the Purchase Price calculated based on the determination of the Accountants is greater than or equal to the Purchase Price calculated based on the Final Adjustments Report, the fees and expenses payable to the Accountants shall be paid by Buyer. Within five Business Days after the determination by the Accountants of all disputed prorations and/or adjustments, Buyer or Seller, as appropriate, shall make the payments described in Section 3.4(c) as if the determinations of the Accountants were included in the Final Adjustments Report. In the event any payment required by this Section 3.4(d) is not made when due, Seller or Buyer, as appropriate, shall make the payment required by this Section 3.4(d) with interest accruing from the date such payment was due at the Prime Rate plus 5%.

                  3.5 DISPUTED LIABILITIES. If a proration or adjustment to the Purchase Price is made in Buyer's favor for any liability assumed by Buyer but is in good faith being contested by Seller as of the Closing Date, and if Buyer is relieved of this liability, Buyer shall pay to Seller or its designee in cash (by means of wire or interbank transfer in immediately available funds) an amount equal to the unpaid portion of this liability within five Business Days after the date Buyer is relieved of this liability. In the event any payment required by this Section 3.5 is not made by Buyer when due, Buyer shall make the payment required by this Section 3.5 with interest accruing from the date such payment was due at the Prime Rate plus 5%.

                  3.6 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the classes of assets set forth in Section 1060 of the Code and the regulations thereunder in the manner agreed to by the parties prior to the Closing. After the Closing, Seller shall cooperate with Buyer in the preparation, execution and filing with the IRS of all information returns and supplements thereto required to be filed by the parties under Section 1060 of the Code relating to the allocation of such consideration, and Seller and Buyer agree to file Form 8594 (or any substitute therefor) when required by applicable law.


                                   ARTICLE IV

4. ASSUMED LIABILITIES AND EXCLUDED ASSETS.

                  4.1 ASSIGNMENT AND ASSUMPTION. (a) Seller will assign, and Buyer will assume and perform as they become due, for all periods on or after the Adjustment Time (and prior to the Adjustment Time with respect to liabilities and obligations for which a Purchase Price Adjustment is made in Buyer's favor under Section 3.3), the following liabilities and obligations of Seller (collectively, the "ASSUMED LIABILITIES"): (A) Seller's obligations to subscribers of the Business for (i) refunds of subscriber deposits held by Seller as of the Closing Date in respect of which a Purchase Price adjustment is made in Buyer's favor under Section 3.3(b), (ii) refunds of subscriber advance payments held by Seller as of the Closing Date for services to be rendered by the System after the Closing Date, in respect of which a Purchase Price adjustment is made in Buyer's favor under Section 3.3(b) and (iii) the delivery of cable television service to customers of the System after the Closing Date in a manner consistent with past practice; (B) obligations and liabilities in respect of which a Purchase Price adjustment in Buyer's favor is made under
Section 3.3 including, but not limited to, accrued but unpaid real and personal property taxes related to the Assets which correspond to a period of time prior to the Adjustment Time, expenses accrued under Governmental Permits and Seller Contracts which correspond to a period of time prior to the Adjustment Time and certain accrued vacation pay; (C) obligations accruing and relating to periods on or after the Adjustment Time under Governmental Permits and Seller Contracts;
(D) any taxes accrued on or after the Adjustment Time in connection with the ownership of the Assets and the ownership of the Assets and the operation of the Business; and (E) all other liabilities of Seller arising out of or relating to the conduct of the Business and incurred in the ordinary course of business.

                             (b) Except for the Assumed Liabilities, Buyer will
not assume or have any responsibility for any liabilities or obligations of Seller which arise out of, result from, or relate to, (i) the Excluded Assets or
(ii) the conduct of the Business prior to the Adjustment Time (except to the extent a Purchase Price adjustment in Buyer's favor is made under Section 3.3(b)) (collectively, the "EXCLUDED LIABILITIES"). Seller shall indemnify Buyer, in accordance with Article XII, against any claim that Buyer is liable for the Excluded Liabilities.

                  4.2 EXCLUDED ASSETS. Excluded from the assets which will be transferred from Seller to Buyer pursuant to this Agreement (collectively, the "EXCLUDED ASSETS") are all Seller's right, title and interest in, to and under the following: (a) all programming agreements relating to the Business; (b) all insurance policies and rights and claims thereunder (except as otherwise provided in Section 7.7(a)); (c) all bonds, letters of credit, surety instruments and other similar items and any cash surrender value thereunder; (d) all cash, cash equivalents and securities; (e) all trademarks, trade names, service marks, service names, logos and similar proprietary rights used in the Business; provided, that Buyer shall have the right to use such proprietary rights for the period commencing on the Closing Date and expiring 90 days after the Closing Date; (f) any contracts, licenses, authorizations, agreements or commitments which are not assumed by Buyer pursuant to this Agreement; (g) the Management Agreement; (h) any asset or properties owned by Seller that are not used in the Business; (i) all subscriber deposits and advance payments held by Seller as of the Closing Date in connection with the operation of the Business for which a Purchase Price adjustment is made in Buyer's favor under Section 3.3(b); (j) all claims, rights and interests in and to any refund for federal, state or local franchise, income or other taxes or fees (including, but not limited to, copyright fees) of any nature relating to the operation of the Business prior to the Closing Date; (k) the account books of original entry, general ledgers and financial records used in connection with the Business, provided that for a period of three years after the Closing Date, Buyer shall have access to and the right to copy, at its expense, during usual business hours upon reasonable prior notice to Seller, portions of such books and records that are relevant to Buyer's ownership and operation of the System; (l) the retransmission consent agreements relating to the carriage of WKRN and WZTV; and
(m) those properties, rights and interests set forth on SCHEDULE 4.2.


                                    ARTICLE V

5. REPRESENTATIONS AND WARRANTIES OF SELLER.

                  Seller represents and warrants to Buyer as follows:

                  5.1 ORGANIZATION AND QUALIFICATION. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Colorado and has all requisite partnership power and authority to own, lease and use the Assets as they are currently owned, leased and used and to conduct the Business as it is currently conducted. Seller is duly qualified or licensed to do business and is in good standing under the laws of Tennessee.

                  5.2 AUTHORITY AND VALIDITY. Seller has full partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller (other than, with respect to the sale of the Assets, the approval of such transaction contemplated by this Agreement by the Limited Partners). The General Partner has taken all necessary action so that it may recommend that the Limited Partners approve the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with its terms. Except for the approval by the Limited Partners, no further partnership action on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

                  5.3 CONSENTS AND APPROVALS; NO VIOLATION. (a) Except for (i) the Consents, (ii) the consent of the Limited Partners with respect to the transactions contemplated by this Agreement and (iii) the Regulatory Requirements, no consent, waiver, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement by Seller.

                             (b) Except as set forth on SCHEDULE 5.3(B), the
execution, delivery and performance of this Agreement by Seller do not and will not: (a) violate or conflict with any provision of the Partnership Agreement;
(b) violate any Legal Requirement; or (c) (i) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Seller under, or (iv) result in the creation or imposition of any Encumbrance under, any Seller Contract or any other instrument evidencing any of the Assets or any instrument or other agreement to which Seller is a party or by which Seller or any of its assets is bound or affected, except such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations which would not, individually or in the aggregate, have a material adverse effect on the System, the Business, or Seller's ability to perform its obligations under this Agreement or Buyer's ability to conduct the Business after the Closing in substantially the same manner in which it is currently conducted by Seller.

                  5.4 COMPLETE SYSTEMS. Except as set forth on SCHEDULE 5.4, the Assets represent all assets, properties, franchises, licenses, permits, consents, certificates, authorities, operating rights, leases, contracts, (with the exception of programming contracts and retransmission consents which Buyer acknowledges may need to be replaced in order for Buyer to continue to operate the Business), agreements, commitments and arrangements reasonably necessary for the conduct of the Business in the ordinary course in the same manner as that in which such business is currently conducted by Seller.

                  5.5 TITLE. Except as set forth on SCHEDULE 5.5 and for the Permitted Encumbrances, Seller has, and on the Closing Date will have, good and marketable title to the Assets. The Assets on the Closing Date will be free and clear of all Encumbrances of any kind or nature, other than Permitted Encumbrances.

                  5.6 REAL PROPERTY. (a) All the Assets consisting of interests in Real Property that are material to the conduct of the Business are described on SCHEDULE 1.7. Seller has valid leasehold interests in Real Property leased by Seller under written leases or subleases, correct and complete copies of which have been made available to Buyer.

                             (b) All material easements, rights-of-way and other
rights which are necessary in any material respect for Seller's current use of any Real Property are valid and in full force and effect, and, to the Best of Seller's Knowledge, Seller has not received any notice with respect to the termination or breach of any of those rights.

                  5.7 ENVIRONMENTAL MATTERS. (a) Except as set forth on SCHEDULE 5.7, to the Best of Seller's Knowledge, Seller's use of the Real Property complies in all material respects with all Environmental Laws. Seller has not received written notice or, to the Best of Seller's Knowledge, oral notice of any claim or investigation based on Environmental Laws which relates to any Real Property or any operations conducted by Seller on such Real Property.

                             (b) Seller has provided, or prior to Closing will
provide, Buyer with complete and correct copies of (i) all studies, reports, surveys or other materials in Seller's possession relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Real Property,
(ii) all notices or other materials in Seller's possession that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Real Property or activities at the Real Property and (iii) all materials in Seller's possession relating to any claim, allegation or action by any private third party under any Environmental Law.

                  5.8 COMPLIANCE WITH LAW; GOVERNMENTAL PERMITS. (a) Except as set forth on SCHEDULE 5.8, the ownership, leasing and use of the Assets as they are currently owned, leased and used by Seller and the conduct of the Business as it is currently conducted by Seller, do not violate any Legal Requirement, which violation(s), individually or in the aggregate, reasonably could be expected to have a material adverse effect on the Business. Seller has not received any notice claiming a violation by Seller or the Business of any Legal Requirement applicable to Seller or the Business as it is currently conducted and, to the Best of Seller's Knowledge, no basis exists for any person to claim that such a violation exists.

                             (b) SCHEDULE 1.5 lists all Governmental Permits
that are material to the conduct of the Business as it is currently conducted by Seller, together with the expiration date of each Governmental Permit and any Franchise Fee charged, as of June 30, 1996, by the applicable Governmental Authority. Complete and correct copies of all such Governmental Permits as currently in effect have been, or prior to the Closing will be, made available to Buyer. All such

Governmental Permits are currently in full force and effect. There is no action, proceeding or investigation pending or, to the Best of Seller's Knowledge, threatened, relating to the termination, suspension or modification of any such Governmental Permit and Seller is in compliance in all material respects with the terms and conditions of all Governmental Permits.

                             (c) The operation of the System has been, and is,
in compliance in all material respects with the Communications Act of 1934, as amended (as so amended, the "COMMUNICATIONS ACT"), and the rules and regulations of the Federal Communications Commission (the "FCC"), except that, as to any rate regulation thereunder the foregoing is limited to the Best of Seller's Knowledge. Seller has delivered, or prior to Closing will deliver, to Buyer complete and correct copies of all reports and filings for the past three years made or filed pursuant to the Communications Act or FCC rules and regulations with respect to the Business.

                             (d) To the Best of Seller's Knowledge, the
operation of the System has been, and is, in compliance in all material respects with the Cable Television Consumer Protection and Competition Act of 1992 (the "CABLE ACT"), and the rules and regulations of the FCC promulgated thereunder. All broadcast television signals carried by the System pursuant to the Retransmission Consent Agreements and Must Carry Election are being carried in compliance in all material respects with the Communications Act and the Cable Act. Copies of the Retransmission Consent Agreements and Must Carry Election have been provided to Buyer by Seller.

                             (e) To the Best of Seller's Knowledge, the
operation of the System has been, and is, in compliance in all material respects with the Telecommunications Act of 1996 (the "TELECOM ACT"), and the rules and regulations of the FCC promulgated thereunder.

                  5.9 SELLER CONTRACTS. SCHEDULE 1.8 lists all Seller Contracts that are material to the conduct of the Business as it is now conducted. Complete and correct copies of the Seller Contracts as currently in effect have been, or prior to the Closing will be, made available to Buyer. Neither Seller nor, to the Best of Seller's Knowledge, any other party to any Seller Contract is in any material respect in breach of the performance of its obligations under any Seller Contract.

                  5.10 COPYRIGHT COMPLIANCE. Seller has deposited with the United States Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the United States Copyright Office, required under the Copyright Act with respect to the Business and operations of the System as are required to obtain, hold and maintain the compulsory copyright license for cable television systems prescribed in Section 111 of the Copyright Act. Seller and the System are in material compliance with the Copyright Act. Seller and the System are entitled to hold and do now hold the compulsory copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, canceled, encumbered or materially adversely affected in any manner. Seller has made available to Buyer complete and correct copies of all reports and filings, and all reports and filings for the past three years, made or filed pursuant to the Copyright Act with respect to the Business. Seller has not received any notice to the effect that the conduct of the Business as currently conducted infringes on the rights of any Person in any copyright or other intellectual property right, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the System.

                  5.11 FINANCIAL STATEMENTS. (a) Seller has delivered to Buyer correct and complete copies of certain financial information for the System for the years ended December 31, 1995 and December 31, 1994 and the six-month period ended June 30, 1996 (collectively, the "SELLER FINANCIAL STATEMENTS"). Except for the absence of footnote disclosures, cash flow statements and statements of equity and except for estimated, annualized or projected financial information, the Seller Financial Statements fairly present, in all material respects, the results of operations of the System for the respective periods ended on such dates, all in conformity with GAAP consistently applied, and with respect to the Seller Financial Statements for the six-month period ended June 30, 1996, subject to normal year-end adjustments (none of which are expected to be material in amount).

                             (b) Since the latest date of the Seller Financial
Statements (i) the Business has been operated only in the ordinary course and
(ii) there has been no material adverse change in, and no event has occurred which, so far as reasonably can be foreseen, is likely, individually or in the aggregate, to result in any material adverse change in the results of operations of the Business, other than any change arising out of matters of a general economic nature or matters (including, but not limited to, competition caused by or arising from direct broadcast satellite, the Multichannel Multipoint Distribution Service, legislation, rule making and regulation) affecting the cable television industry (national or regional) in general.

                  5.12 LEGAL PROCEEDINGS. Except as set forth on SCHEDULE 5.12, and except for any judgments, orders, actions, suits, proceedings or investigations as may affect the cable television industry (national or regional) generally, there is no judgment or order outstanding, or any action, suit, proceeding or investigation by or before any Governmental Authority or any arbitrator pending or, to the Best of Seller's Knowledge, threatened, involving or affecting any of the Assets or the Business which, if adversely determined, would have a material adverse effect on the Assets or the Business or would materially impair the ability of Seller to perform its obligations under this Agreement.

                  5.13 EMPLOYMENT MATTERS. (a) Seller does not employ any individuals in connection with the operation of the Business and does not, and is not obligated to, maintain or contribute to any employee benefit plan, as defined in Section 3(3) of ERISA. All individuals managing the operations of the Business are employees of TCI or its Affiliates (other than Seller) (the "EMPLOYER"). The Employer is reimbursed for employee-related expenses relating to the operations of the Business by Seller under the Management Agreement or the Partnership Agreement.

                             (b) To the Best of Seller's Knowledge after inquiry
of Employer, Employer has complied in all material respects with all Legal Requirements relating to the employment of labor and those relating to wages, hours, collective bargaining, unemployment compensation, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of taxes with respect to employees of Employer who primarily perform services in connection with the operation of the Business.

                             (c) Employer is not a party to any contract with
any labor organization, and Employer has not recognized or agreed to recognize any union or other collective bargaining unit with respect to employees of Employer who primarily perform services in connection with the operation of the Business. Except as set forth on SCHEDULE 5.13(c), no union or other collective bargaining unit has been certified as representing any of the employees engaged in the operation of the Business, and, to the Best of Seller's Knowledge, Employer has not received any request from any party for recognition as a representative of employees engaged in the operation of the Business for collective bargaining purposes. Neither Seller nor Employer is party to any agreement, oral or written, express or implied, that would require Buyer to employ any individual after the Closing Date.

                             (d) SCHEDULE 5.13(d) sets forth a true and complete
list of all individuals employed by Employer who primarily perform services with respect to the operation of the Business together with the employees' salaries or wages as of June 30, 1996. Except as provided on SCHEDULE 5.13(d), neither Seller nor Employer is a party to any written employment contract, agreement, commitment or arrangement with any individual identified on SCHEDULE 5.13(d).

                             (e) Except for those plans described on SCHEDULE
5.13(e) and in the TCI Employee Handbook dated February, 1995 (the "EMPLOYER PLANS"), which are sponsored by the Employer, or to which the Employer contributes or is obligated to contribute, the employees of Employer who primarily perform services with respect to the operation of the Business do not receive benefits under any bonus, deferred compensation, pension, profit-sharing, retirement, severance pay, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, or any other employee benefit plan, as defined in Section 3(3) of ERISA.

                             (f) Seller has not incurred or taken any action,
and to the Best of Seller's Knowledge, no action or event has occurred, that could cause Seller to incur any material liability (i) under Section 412 of the Code or Title IV of ERISA with respect to any Employer Plan that is a single-employer plan, within the meaning of Section 4001(a)(15) of ERISA, (ii) on account of a partial or complete withdrawal from any Employer Plan that is a multiemployer plan, within the meaning of Section 3(37) of ERISA, or on account of any unpaid contributions to any such multiemployer plan, or (iii) for any tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA on account of any prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, with respect to any Employer Plan.

                  5.14 SYSTEM INFORMATION. (i) The number of Equivalent Basic Subscribers served by the System, the number of subscribers served by the System taking Expanded Basic Services, the bandwidth of the System and channel line up of the System and (ii) to the Best of Seller's Knowledge, the number of Homes Passed by the System and the approximate number of miles of plant included in the Assets, each as of June 30, 1996, are as set forth on SCHEDULE 5.14. The Basic Subscriber Rate and rate for Expanded Basic Services, each as of June 30, 1996, are as set forth on SCHEDULE 1.1.

                  5.15 FINDERS AND BROKERS. Except for its engagement of Daniels & Associates, L.P. to assist Seller in the solicitation of offers to purchase the Assets and except for a disposition fee payable by Seller to an Affiliate pursuant to its Partnership Agreement, Seller has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement.

                  5.16 TAX MATTERS. Except as set forth on SCHEDULE 5.16, (a) all Tax Returns required to be filed by Seller before the Closing with respect to the Business or the Assets have been or will be filed on or before the Closing and (b) all Taxes shown as due or payable before the Closing on such Tax Returns have been or will be paid when required by law.

                  5.17 CONDITION OF ASSETS. The tangible Assets, taken as a whole, are in generally good working condition and repair, normal wear and tear excepted, and are capable of being used to deliver CATV services to the present subscriber base in a manner consistent with past practices of Seller.

                  5.18 REGULATION OF RATES. As of the date hereof, none of the political entities or authorities which have granted a Governmental Permit have been, or have applied to be, certified to regulate CATV rates charged by the Seller pursuant to the Cable Act and the rules and regulations of the FCC. Solely as of the date hereof, Seller has not received any notice of receipt by the FCC of any complaints on Form 329 of tier rates. Seller has not received any notice that it has any obligation or liability to refund any portion of the revenue received by Seller from the subscribers of the System as of the date hereof. There has been no correspondence sent by or delivered to Seller within the past year or, to the Best of Seller's Knowledge, within the past three years, in any way relating to the regulation of CATV rates (other than transmittal of rules themselves, regulations and rulemakings and general announcements that are not specifically related to the regulation of rates of the System), from the FCC or any other Governmental Authority.

                  5.19 INSURANCE. Seller has maintained insurance policies in the ordinary course of business which when taken together provide insurance coverage for the Assets and the operations of the Business as is customary for similar businesses similarly situated.

                  5.20 NO OTHER COMMITMENT TO SELL. No material part of the System or the Assets is directly or indirectly subject in any manner to any written or oral commitment or any arrangement for the sale, transfer, assignment, or disposition thereof, in whole or in part, except pursuant to this Agreement.

                                   ARTICLE VI

6. BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Buyer represents and warrants to Seller as follows:

                  6.1 ORGANIZATION AND QUALIFICATION. Buyer is a limited liability limited partnership duly organized, validly existing and in good standing under the laws of its state of formation and has all requisite partnership power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets. Buyer is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the validity, binding effect or enforceability of this Agreement or the ability of Buyer to perform its respective obligations under this Agreement.

                  6.2 AUTHORITY AND VALIDITY. Buyer has all requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery by Buyer of, the performance by Buyer of its obligations under, and the consummation by Buyer of the transactions contemplated by, this Agreement have been duly authorized by all requisite partnership action of Buyer and no other partnership proceedings on the part of Buyer are necessary to authorize the execution and delivery of this Agreement or the performance of Buyer's obligations hereunder. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer enforceable in accordance with its terms.

                  6.3 NO BREACH OR VIOLATION. (a) Except for (i) any consents that will be obtained by Buyer or waived on or prior to the Closing Date and are identified on SCHEDULE 6.3(a), (ii) filings and consents which, if not made or obtained, would not have a material adverse effect on Buyer's ability to perform its obligations under this Agreement and (iii) the Regulatory Requirements, no consent, waiver, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement by Buyer.

                             (b) The execution, delivery and performance of this
Agreement by Buyer do not and will not: (a) violate or conflict with any provision of Buyer's Certificate of Incorporation or By-Laws or partnership agreement, as the case may be, (b) violate any Legal Requirement; or (c) (i) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person),
(ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any

Person the right to accelerate) the performance of Buyer under, or (iv) result in the creation or imposition of any Encumbrance under, any material contract, agreement, arrangement, commitment or plan to which Buyer is a party or by which Buyer or any of its assets is bound or affected, except such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on Buyer's ability to perform its obligations under this Agreement.

                  6.4 LITIGATION. (a) There are no claims, actions, suits, proceedings or investigations pending or, to the best of Buyer's knowledge, threatened, in any court or before any governmental agency or instrumentality, or before any arbitrator, by or against or affecting or relating to Buyer or any of its Affiliates which, if adversely determined, would restrain or enjoin the consummation of the transactions contemplated by this Agreement or declare unlawful the transactions or events contemplated by this Agreement or cause any of such transactions to be rescinded.

                             (b) There are no judgments, injunctions, orders or
other judicial or administrative mandates outstanding against or affecting Buyer or any of its Affiliates which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

                  6.5 FINANCIAL STATEMENTS. Buyer has delivered to Seller copies of its audited financial statements for its last fiscal year ("BUYER FINANCIAL STATEMENT"). The Buyer Financial Statement and the notes thereto fairly present the assets, liabilities and financial condition of Buyer as of the date thereof and the results of operations and cash flows or changes in financial position, as applicable, of Buyer for the period ended on such date, all in conformity with GAAP consistently applied, except as may be noted therein. Buyer has delivered to Seller copies of its unaudited financial statements for its last fiscal quarter ("BUYER INTERIM FINANCIAL STATEMENT"). Except as noted therein, the Buyer Interim Financial Statement was prepared on a basis consistent with the Buyer Financial Statement and fairly presents, in conformity with GAAP consistently applied, the financial position of Buyer as of such date and the results of operations and cash flows or changes in financial position, as applicable, for such period, subject to normal year-end adjustments (none of which are expected to be material in amount), other adjustments noted therein and the absence of footnotes.

                  6.6 ADEQUATE FINANCING. Buyer is able to obtain, through borrowings under existing lines of credit, all funds necessary to satisfy all its obligations under this Agreement and with respect to the transactions contemplated by this Agreement, including its obligations to purchase the Assets and to pay the Purchase Price to Seller.

                  6.7 FINDERS AND BROKERS. Buyer has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Seller will in any way have any liability.

                  6.8 QUALIFICATION OF BUYER. Buyer knows of no reason why it cannot obtain the licenses and permits necessary for it to own and operate the Business in the manner in which it is currently conducted by Seller.


                                   ARTICLE VII

7. ADDITIONAL COVENANTS.

                  7.1 ACCESS TO PREMISES AND RECORDS. Between the date of execution and delivery of this Agreement and the Closing Date, Seller will give Buyer and its representatives, during normal business hours and with reasonable prior notice, access to the books and records of the Business and to the Assets and will furnish to Buyer and its representatives such information regarding the Business and the Assets as Buyer may from time to time reasonably request.

                  7.2 CONTINUITY AND MAINTENANCE OF OPERATIONS; FINANCIAL STATEMENTS; CORRESPONDENCE RELATING TO CATV RATES. Except as to actions which Buyer has been advised and to which it has consented in writing and except as specifically permitted or required by this Agreement or required by any Legal Requirement, Seller shall:

                             (a) Operate the Business in the ordinary course
consistent with past practices and will use commercially reasonable efforts to cause Employer to keep available the services of the employees of the Employer who are primarily involved in the operation of the Business and to preserve any beneficial business relationships with customers, suppliers and others having business dealings with Seller relating to the Business;

                             (b) Maintain the Assets in operating condition;

                             (c) Maintain adequate inventories of spare
Equipment consistent with past practice;

                             (d) Maintain insurance as in effect on the date of
this Agreement;

                             (e) Keep all of its business books, records and
files in the ordinary course of business in accordance with past practices;

                             (f) Continue to implement its procedures for
connection of service and disconnection and discontinuance of service to subscribers whose accounts are delinquent in accordance with those in effect on the date of this Agreement;

                             (g) Not sell, transfer or assign any Assets other
than in the ordinary course of business;

                             (h) Use commercially reasonable efforts not to
permit any material amendment to, or cancellation of, any of the Governmental Permits or Seller Contracts;

                             (i) Not enter into any contract or commitment for
the acquisition of goods or services relating to the System or the Business involving an expenditure in excess of $50,000 other than in the ordinary course of business;

                             (j) Not take or omit to take any action that would
cause Seller to be in breach of any of its representations or warranties in this Agreement in any material respect, provided, however, that the foregoing shall not preclude Seller from engaging a financial advisor to render an opinion as to the fairness, from a financial point of view, of the transactions contemplated by this Agreement; or

                             (k) Not extend either of two leases for the Real
Property located at 209 Thompson Street, Shelbyville, Tennessee or 2161 Hillsboro Boulevard, Manchester, Tennessee for a period beyond one year from its current date of expiration or extension, as applicable, without Buyer's written consent, which consent may not be unreasonably withheld; provided, that Buyer shall be deemed to have consented thereto if Buyer has not given Seller written notice of its refusal to give consent, setting forth the reason for such refusal, within three Business Days of Buyer's receipt of Seller's written request for consent; provided, further, that Buyer's refusal to give consent to an increase in rental rate to reflect current market conditions at the time of extension of such lease shall be deemed to be unreasonable.

                  Seller shall deliver to Buyer, promptly after such statements and reports become available to Seller, correct and complete copies of the unaudited income statement and operating reports for the Business for the year ended December 31, 1996 (the "1996 FINANCIAL STATEMENTS") and unaudited monthly income statements and operating reports (the "MONTHLY FINANCIAL STATEMENTS") and unaudited quarterly income statements and operating reports (the "QUARTERLY FINANCIAL STATEMENTS") for the Business that are prepared by or for Seller at any time between the date of this Agreement and the Closing. Except for the absence of footnote disclosures, cash flow statements and statements of equity and except for estimated, annualized or projected financial information, the 1996 Financial Statements and Quarterly Financial Statements shall fairly present, in all material respects, the results of operations of the System for the respective periods ended on such dates, all in conformity with GAAP consistently applied, and with respect to the Quarterly Financial Statements, subject to normal year-end adjustments (none of which are expected to be material in amount); provided, that, Seller shall not be required to make and shall not be deemed to make any representation or warranty concerning the accuracy of the contents of the Quarterly Financial Statements for the nine months ended September 30, 1996 or the Monthly Financial Statements.

                  Seller shall deliver to Buyer any correspondence received by Seller between the date of this Agreement and the Closing Date, in any way relating to the regulation of CATV rates (other than transmittal of rules themselves, regulations and rulemakings and general announcements that are not specifically related to the regulation of rates of the System), from the FCC or any other Governmental Authority.

                  7.3 EMPLOYEE MATTERS. (a) Buyer may offer employment to the employees of Employer listed on Schedule 5.13(d) who primarily perform services with respect to the operation of the Business as of the Closing Date. Not later than February 27, 1997, Buyer shall deliver to Seller a notice containing the names of employees of the Business whom Buyer intends to hire on the Closing Date; provided, that if the Termination Date is extended by Seller or Buyer, Buyer may deliver to Seller a notice no later than 60 Business Days prior to the extended Termination Date updating the lists of employees which Buyer intends to hire on the Closing Date. Seller shall undertake to provide to all affected employees and any other necessary persons any notice that may be required under the WARN Act. Except as provided herein, Employer shall retain all liabilities arising prior to the Adjustment Time relating to the employees of Employer, including severance.

                             (b) Nothing in this Section 7.3 or elsewhere in
this Agreement is intended to confer upon any employee of Employer or his or her legal representative or heirs any rights as a third party beneficiary or otherwise or any remedies of any nature or kind whatsoever under or by reason of this Agreement, or the transactions contemplated hereby, including, but not limited to, any rights of employment or continued employment. All rights and obligations created by this Agreement are solely between the parties hereto.

                  7.4 FRANCHISE EXTENSION. Seller covenants and agrees that, as soon as practicable following the execution of this Agreement, it will apply to the applicable Governmental Authority for an extension (the "EXTENSION") of the franchise described on SCHEDULE 1.5 with an expiration date prior to June 30, 2000. Seller shall use commercially reasonable efforts to obtain the Extension for such franchise to an expiration date of March 10, 2005, but in no event shall the Extension have an expiration date earlier than June 30, 2000. The Extension may include modifications customarily imposed by Governmental Authorities issuing cable television franchises as a condition to obtaining the Extension but in any event such modifications shall not impose any conditions or obligations which are materially more burdensome than contained in the current franchise.

                  7.5 ENVIRONMENTAL REPORT. Buyer may cause to be prepared and delivered at its expense, within 30 days after the date of this Agreement, a Phase I environmental report and, within 60 days after the date of this Agreement, a Phase II environmental report for the Real Property described on
Schedule 1.7. Seller shall cooperate with Buyer and permit access to such Real Property during normal business hours in order for Buyer or its representatives to inspect such property and the related environmental records in the possession of Seller, as necessary for the preparation of the Phase I environmental report or Phase II environmental report. Buyer shall deliver to Seller a copy of each environmental report within three Business Days of receipt of such report by Buyer. Subject to Section 10.1(b)(vi), if such environmental reports disclose one or more adverse environmental conditions, Seller shall assume full responsibility for remediation of each such environmental condition and shall bear all expenses incurred in connection therewith; provided, that Seller concludes, in its reasonable judgment, that the cost of all such remediation shall not exceed $200,000 in which case Seller shall have the sole right to direct such remediation; provided, further, that if Buyer agrees to bear any costs of remediation in excess of $200,000, Buyer shall assume responsibility for overseeing the remediation of each such environmental condition in consultation with Seller.

                  7.6 CONSENTS. Seller will use commercially reasonable efforts to obtain, as soon as practicable and at its expense, (i) all the Required Consents, in form and substance reasonably satisfactory to Buyer; provided, that "commercially reasonable efforts" for purposes of this Section 7.6 and for purposes of Section 7.4 shall not require Seller to undertake extraordinary or unreasonable measures to obtain such approvals and consents, including, but not limited to, the initiation or prosecution of legal proceedings or the payment of fees in excess of normal and usual filing and processing fees (other than any costs that may be incurred to remedy any noncompliance with the terms of any Governmental Permit). Buyer will use commercially reasonable efforts to assist Seller in its efforts to obtain all the Required Consents and the Extensions, and in connection therewith will consent to such modifications to any Governmental Permit that a Governmental Authority may request as a condition to
(i) the transfer of such permit to Buyer and/or (ii) obtaining extension of the term of such Governmental Permit, provided, however, that Buyer will not be required to agree to any modifications to a Governmental Permit unless they are customarily imposed by Governmental Authorities issuing cable television franchises as a condition to obtaining the consent to the transfer of such franchises and do not impose upon Buyer any conditions or obligations which are materially more burdensome than are contained in any such Governmental Permit. If Buyer gives Seller notice that Buyer desires to grant a security interest in Buyer's rights under any agreement or instrument that is the subject of a Required Consent, Seller will use commercially reasonable efforts to obtain, and Buyer will use commercially reasonable efforts to assist Seller in its effort to obtain, the consent required to grant a security interest, provided, that Buyer shall be responsible for the payment of any fees in connection therewith, and provided further that no such consent shall be a condition to the obligations of Buyer under this Agreement.

                  7.7 HSR NOTIFICATION. As soon as practicable after the execution of this Agreement and if required by applicable Legal Requirements, Seller and Buyer will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"). Each of the parties will take any additional action that may be necessary, proper or advisable, will cooperate to prevent inconsistencies between their respective filings and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. Buyer and Seller shall use commercially reasonable efforts (including the filing of a request for early termination) to obtain the early termination of the waiting period under the HSR Act. Buyer and Seller shall each bear one-half of any required filing fee under the HSR Act.

                  7.8 NOTIFICATION OF CERTAIN MATTERS. Each party will promptly notify the other of any fact, event, circumstance or action the existence or occurrence of which would cause any of such party's representations or warranties under this Agreement not to be true in any material respect.

                  7.9 RISK OF LOSS; CONDEMNATION. (a) Seller will bear the risk of any loss or damage to the Assets resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to the Closing. If any such loss or damage is so substantial as to prevent normal operation of any material portion of the System, Seller shall promptly notify Buyer of that fact and Buyer, at any time within 10 days after receipt of such notice, may elect by written notice to Seller either (i) to waive such defect and proceed toward consummation of the acquisition of the Assets in accordance with this Agreement or (ii) to terminate this Agreement pursuant to Section 10.1(c)(v). If Buyer elects to consummate the acquisition of the Assets notwithstanding such loss or damage and does so, there will be no adjustment in the Purchase Price on account of such loss or damage (other than a Purchase Price adjustment under Section 3.3(b)(iv)) but all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage (to the extent not previously applied by Seller with respect to such loss or damage) will be delivered by Seller to Buyer or the rights to such proceeds will be assigned by Seller to Buyer if not yet paid over to Seller. In the event that any Assets are damaged or destroyed prior to the Closing Date but such loss or damage is not so substantial as to prevent normal operation of any material portion of the System, Seller shall use commercially reasonable efforts to repair or replace, prior to the Closing Date, any such Assets with items of like value and quality.

                             (b) If, prior to the Closing, any part of a
material Asset or an interest in a material Asset is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Seller or Buyer that it intends to condemn all or any part of a material Asset (such event being referred to, in either case, as a "TAKING"), then Buyer may terminate this Agreement pursuant to
Section 10.1(c)(vi). If Buyer does not elect to terminate this Agreement then
(a) if the Closing occurs, Buyer shall have the sole right, in the name of Seller, if Buyer so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (b) Seller shall be relieved of its obligation to convey to Buyer the Asset or interests that are the subject of the Taking and (c) at the Closing Seller shall assign to Buyer all of Seller's rights (including the right to receive payment of damage) with respect to such Taking and shall pay to Buyer all damages previously paid to Seller with respect to the Taking.

                  7.10 ADVERSE CHANGES. Seller shall promptly notify Buyer in writing of any materially adverse developments affecting the Assets, the System or the Business which become known to Seller, including, but not limited to, (i) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of the Assets, the System or the Business, (ii) any material notice of violation, forfeiture or complaint under any material Governmental Permits or (iii) anything which, if not corrected prior to the Closing Date, will prevent Seller from fulfilling any condition to Closing described in Article VIII.

                  7.11 ACTION BY LIMITED PARTNERS. (a) If required by applicable Legal Requirements and the Partnership Agreement to consummate the transactions contemplated by this Agreement, or if the Seller otherwise elects to do so, the Seller, acting through the General Partner, shall in accordance with the applicable Legal Requirements and the Partnership Agreement: (i) within a reasonable period of time (as determined by the General Partner) after the execution and delivery of this Agreement, duly call, give notice of, convene and hold a special meeting (the "SPECIAL MEETING") of the Limited Partners for the purpose of approving the transactions contemplated by this Agreement; and (ii) subject to its fiduciary duties (as determined by the General Partner after consultation with independent counsel), include in any proxy statement the determination and recommendation of the General Partner to the effect that the General Partner, having determined that this Agreement and the transactions contemplated hereby are in the best interests of Seller and the Limited Partners, has approved this Agreement and such transactions and recommends that the Limited Partners vote in favor of the sale of the Assets to Buyer pursuant to this Agreement.

                             (b) As soon as practicable after the execution and
delivery of this Agreement, Seller shall file with the SEC under the Exchange Act, and shall use commercially reasonable efforts to clear with the SEC and mail to the Limited Partners no later than February 15, 1997, a proxy statement with respect to the Special Meeting (the "PROXY STATEMENT"). Seller and Buyer shall cooperate in the preparation of any Proxy Statement; without limiting the generality of the foregoing, Buyer shall furnish to Seller the information relating to Buyer required by the Exchange Act to be set forth in the Proxy Statement. Seller agrees that the Proxy Statement shall comply in all material respects with the Exchange Act and the rules and regulations thereunder; provided, however, that no agreement is made by Seller with respect to information supplied by Buyer expressly for inclusion in the Proxy Statement. Buyer and its counsel shall be given a reasonable opportunity to review the Proxy Statement prior to the filing thereof with the SEC.

                  7.12 NO SOLICITATION. (a) Seller shall not, and shall cause the General Partner, employees, agents and representatives (including, but not limited to, any investment banker, attorney or accountant retained by Seller) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to any Alternative Transaction, engage in any negotiations concerning, or provide to any other Person any information or data relating to, the Business, the System, the Assets or Seller for the purposes of, or have any discussions with any Person relating to, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any effort or attempt by any other Person to seek or to effect an Alternative Transaction, or agree to or endorse any Alternative Transaction; provided, however, that nothing contained in this Section 7.12 shall prohibit Seller or the General Partner from making any disclosure to the Limited Partners that, in the judgment of the General Partner based upon the advice of independent counsel, is required under applicable Legal Requirements; and provided, further, that (i) Seller or the General Partner may, upon the unsolicited request of a third party, furnish information or data (including, but not limited to, confidential information or data) relating to the Business, the System, the Assets or

Seller for the purposes of facilitating an Alternative Transaction and participate in negotiations with a Person making (or who may reasonably be expected to make) an unsolicited proposal regarding an Alternative Transaction and (ii) following receipt of a proposal for an Alternative Transaction, Seller or the General Partner may terminate this Agreement pursuant to Section 10.1(b)(ii).

                             (b) Each of TCI and Tele-Communications, Inc. shall
not, and shall cause its Affiliates which it controls not to, make a proposal to Seller regarding an Alternative Transaction. The restriction set forth in this
Section 7.12(b) shall terminate on the earlier of (i) the Closing or (ii) termination of this Agreement.

                  7.13 SALES AND TRANSFER TAXES AND FEES. Buyer and Seller shall each pay one-half of any state or local sales, use, transfer, excise, documentary or license taxes or fees or any other charge (including filing fees) imposed by any Governmental Authority as a consequence of the transfer of any Assets pursuant to this Agreement. Seller shall timely file any sales tax returns required to be filed with any Governmental Authority as a consequence of the transfer of any Assets pursuant to this Agreement. Buyer shall cooperate in the preparation and filing of any submission or application necessary to obtain any clearance relating to, or, if available, exemption from, any Taxes or fees described in this Section 7.13.

                  7.14 COMMERCIALLY REASONABLE EFFORTS. (a) Seller shall use commercially reasonable efforts to take all steps within its power, and will cooperate with Buyer, to cause to be fulfilled those of the conditions to Buyer's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions, and to execute and deliver such instruments and take such other reasonable actions as may be necessary or appropriate in order to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

                             (b) Buyer shall use commercially reasonable efforts
to take all steps within its power, and will cooperate with Seller, to cause to be fulfilled those of the conditions to Seller's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions and to execute and deliver such instruments and take such other reasonable actions as may be necessary or appropriate in order to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

                  7.15 TITLE INSURANCE. Seller shall cooperate with Buyer if Buyer elects to obtain title insurance policies on any Real Property owned in fee or leased. Buyer shall have the sole responsibility for obtaining and paying for such policies. The parties agree that the obtaining of title insurance on any Real Property shall not be a condition to the obligation of Buyer to consummate the transactions contemplated hereby. Seller shall deliver to Buyer, prior to Closing, complete and correct copies of all deeds, surveys and title insurance policies, in Seller's possession, on any Real Property

                  7.16 FCC FORM 626. Seller shall file on a timely basis a Form 626 with the applicable Governmental Authority for each franchise with an expiration date earlier than the third anniversary of the Closing Date.

                  7.17 FORMS 394. At Seller's option, Buyer shall prepare, in form and substance reasonably satisfactory to Seller, within 15 Business Days after receipt of Seller's written request, and Seller shall file, Forms 394 with the applicable Governmental Authorities.


                                  ARTICLE VIII

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.

                  The obligations of Buyer under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Buyer, in its sole discretion.

                  8.1 HSR ACT. If required under applicable Legal Requirements, all filings required under the HSR Act shall have been made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

                  8.2 GOVERNMENTAL OR LEGAL ACTION. No action, suit or proceeding shall be pending or threatened by any Governmental Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority that would (a) prohibit Buyer's ownership or operation of all or a material portion of the System, the Business or the Assets or (b) prevent or make illegal the consummation of the transactions contemplated by this Agreement.

                  8.3 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though made on and as of the Closing Date, except for such changes permitted or contemplated by the terms of this Agreement and except insofar as any of such representations and warranties relate solely to a particular date or period, in which case they shall be true and correct in all material respects on such Closing Date with respect to such date and period.

                  8.4 PERFORMANCE OF AGREEMENTS. Seller shall have performed in all material respects all obligations and agreements and complied, or caused to be complied with, all covenants and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing Date.

                  8.5 NO MATERIAL ADVERSE CHANGE. During the period from the date of this Agreement through and including the Closing Date, there shall not have occurred any material adverse change in the business, financial condition or operations of the Business, taken as a whole, other than any change arising out of matters of a general economic nature or matters (including, but not limited to, competition caused by or arising from the Multichannel Multipoint Distribution Service, direct broadcast satellite, legislation, rule making and regulation) affecting the cable television industry (national or regional) generally, and Seller shall not have sustained any material loss or damage to the Assets or the System, whether or not insured, that materially affects the ability of Seller to conduct the Business in a manner consistent with past practice.

                  8.6 CONSENTS AND EXTENSIONS. Seller shall have delivered to Buyer evidence, in form and substance reasonably satisfactory to Buyer, that all the Required Consents and Extensions have been obtained, and no Required Consent shall impose upon Buyer any conditions or obligations which are materially more burdensome than are contained in the underlying document for which consent has been obtained, provided, that the Required Consents for the leases for the Real Property located at 209 Thompson Street, Shelbyville, Tennessee and 2161 Hillsboro Boulevard, Manchester, Tennessee may provide for an increased rental rate to reflect current market conditions.

                  8.7 TRANSFER DOCUMENTS. Seller shall have delivered to Buyer customary bills of sale, deeds, assignments and other instruments of transfer sufficient to convey good and marketable title to the Assets in accordance with the terms of this Agreement.

                  8.8 OPINIONS OF SELLER'S COUNSEL. Buyer shall have received the opinion or opinions of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel for Seller, dated the Closing Date, substantially in the form of EXHIBIT D.

                  8.9 OPINION OF SELLER'S FCC COUNSEL. Buyer shall have received the opinion of Cole, Raywid & Braverman, FCC counsel for Seller, dated the Closing Date, substantially in the form of Exhibit G.

                  8.10 DISCHARGE OF LIENS. Seller shall have secured the termination of all Encumbrances of any nature on the Assets, other than Permitted Encumbrances.

                  8.11 NONCOMPETE AGREEMENT. Each of TCI, Tele-Communications, Inc., Seller and the General Partner shall have executed and delivered to Buyer a noncompetition agreement, substantially in the form attached as Exhibit H.

                  8.12 ADDITIONAL DOCUMENTS AND ACTS. Seller shall have delivered or caused to be delivered to Buyer all other documents required to be delivered pursuant to this Agreement and done or caused to be done all other acts or things reasonably requested by Buyer to evidence compliance with the conditions set forth in this Article VIII.

                  8.13 INDEMNITY ESCROW AGREEMENT. Seller shall have executed and delivered the Indemnity Escrow Agreement.

                  8.14 1996 FINANCIAL STATEMENTS. Seller shall have delivered to Buyer correct and complete copies of the 1996 Financial Statements.

                  8.15 CERTIFICATES. Seller shall have furnished Buyer with such other certificates of Seller and others, dated as of the Closing Date, to evidence compliance with the conditions set forth in this Article VIII, as may be reasonably requested by Buyer.


                                   ARTICLE IX

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

                  The obligations of Seller under the Agreement are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived by Seller in its sole discretion.

                  9.1 HSR ACT. If required under applicable Legal Requirements, all filings required under the HSR Act shall have been made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

                  9.2 GOVERNMENTAL OR LEGAL ACTIONS. No action, suit or proceeding shall be pending or threatened by any Governmental Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority that would (a) prohibit Buyer's ownership or operation of all or any material portion of the System, the Business or the Assets or (b) prevent or make illegal the consummation of the transactions contemplated by this Agreement.

                  9.3 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though made on and as of the Closing Date, except for such changes permitted or contemplated by the terms of this Agreement and except insofar as any of such representations and warranties relate solely to a particular date or period, in which case they shall be true and correct in all material respects on such Closing Date with respect to such date and period.

                  9.4 PERFORMANCE OF AGREEMENTS. Buyer shall have performed in all material respects all obligations and agreements and complied, or caused to be complied with, all covenants and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing Date.

                  9.5 CONSENTS. All Required Consents shall have been obtained or given.

                  9.6 OPINIONS OF BUYER'S COUNSEL. Seller shall have received the opinion or opinions of Baker & Hostetler, outside counsel for Buyer, dated the Closing Date, substantially in the form of EXHIBIT E.

                  9.7 LIMITED PARTNER APPROVAL. The transactions contemplated by this Agreement shall have been approved by the affirmative vote of or consent by the Limited Partners to the extent required by the Partnership Agreement or if Seller otherwise elects as permitted by Section 7.9.

                  9.8 PAYMENT OF PURCHASE PRICE. Buyer shall have paid to Seller the Purchase Price as set forth in Section 3.1.

                  9.9 ASSUMPTION OF LIABILITIES. Buyer shall have delivered to Seller a customary assumption of liabilities agreement which is sufficient to cover Buyer's obligations as set forth in Section 4.1.

                  9.10 ADDITIONAL DOCUMENTS AND ACTS. Buyer shall have delivered or caused to be delivered to Seller all other documents required to be delivered pursuant to this Agreement and done all other acts or things reasonably requested by Seller to evidence compliance with the conditions set forth in this
Article IX.

                  9.11 CERTIFICATE. Buyer shall have furnished Seller with such other certificates of Buyer and others, dated as of the Closing Date, to evidence compliance with the conditions set forth in this Article IX, as may be reasonably requested by Seller.

                  9.12 FAIRNESS OPINION. On or before February 1, 1997, Seller shall have received an opinion, in form and substance reasonably satisfactory to Seller, from its financial advisors as to the fairness, from a financial point of view, of the transactions contemplated by this Agreement.

                  9.13 INDEMNITY ESCROW AGREEMENT. Buyer shall have executed and delivered to Seller the Indemnity Escrow Agreement.

                  9.14 ENVIRONMENTAL REMEDIATION. In the event that any Phase I environmental report or Phase II environmental report prepared at Buyer's request pursuant to Section 7.5 discloses one or more adverse environmental conditions which Seller shall have concluded, in its reasonable judgment, that the cost of such remediation shall not exceed $200,000, Seller and Buyer shall have agreed that remediation of such condition(s) has been completed and Seller has no further obligation with respect thereto.

                                    ARTICLE X

10. TERMINATION.

                  10.1 EVENTS OF TERMINATION. This Agreement and the transactions contemplated by this Agreement may be terminated at any time prior to the Closing:

                             (a) by the mutual written consent of Buyer and Seller;

                             (b) by Seller:

                                   (i) if the consummation of the transactions
                             contemplated by this Agreement by Seller would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction;

                                  (ii) following receipt by Seller or the
                             General Partner of an unsolicited proposal for an Alternative Transaction with a proposed purchase price greater than or equal to $21,725,000 to the extent that the General Partner determines in good faith on the basis of advice of independent counsel that such action is necessary or appropriate in order for the General Partner to act in a manner that is consistent with its fiduciary obligations under applicable law; provided, however, that Seller may not terminate this Agreement pursuant to this clause (ii) with respect to an unsolicited proposal for an Alternative Transaction submitted by a Person, or a Person known by the General Partner in its reasonable business judgment to be an Affiliate of such Person, who submitted a written proposal on October 7, 1996 to purchase the System pursuant to the competitive auction conducted by Daniels & Associates;

                                 (iii) if any representation or warranty of
                             Buyer made herein is untrue in any material respect (other than a change permitted or contemplated by this Agreement) and such breach is not cured within 10 days of Buyer's receipt of a notice from Seller that such breach exists or has occurred;

                                  (iv) if Buyer shall have defaulted in any
                             material respect in the performance of any material obligation under this Agreement and such breach is not cured within 30 days of Buyer's receipt of a notice from Seller that such default exists or has occurred;

                                   (v) if the conditions to Seller's obligations
                             to consummate the Closing as set forth in Article IX cannot reasonably be satisfied on or before the Termination Date; or

                                  (vi) if any Phase I environmental report or
                             Phase II environmental report for the Real Property prepared at Buyer's request pursuant to Section 7.5 discloses one or more adverse environmental conditions and Seller concludes, in its reasonable judgment, that the cost of remediation of such condition(s) will exceed $200,000; provided that termination pursuant to this Section 10.1(b)(vi) shall not be effective, and shall be void ab initio, in the event that within three Business Days after receipt of Seller's notice of termination pursuant to Section 10.2 Buyer delivers notice to Seller that Buyer will bear all costs in connection with such remediation in excess of $200,000.

         (c)      by Buyer:

                                   (i) if the consummation of the transactions
                             contemplated by this Agreement by Buyer would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction;

                                  (ii) if any representation or warranty of
                             Seller made herein is untrue in any material respect (other than due to a change permitted or contemplated by this Agreement) and such breach is not cured within 10 days of Seller's receipt of a notice from Buyer that such breach exists or has occurred;

                                 (iii) if Seller shall have defaulted in any
                             material respect in the performance of any material obligation under this Agreement and such breach is not cured within 30 days of Seller's receipt of a notice from Buyer that such default exists or has occurred;

                                  (iv) if the conditions to Buyer's obligations
                             to consummate the Closing as set forth in Article VIII cannot reasonably be satisfied on or before the Termination Date;

                                   (v) within 10 days after receipt by Buyer of
                             a notice from Seller that the loss or damage to the Assets resulting from fire, theft or other casualty is so substantial as to prevent normal operation of any material portion of the System, as contemplated by Section 7.9(a); or

                                  (vi) following a Taking, as contemplated by
                             the first sentence of Section 7.9(b).

                             (d) Unless the Closing shall have theretofore taken
place, by either party after the Termination Date, provided that the terminating party is not otherwise in default or breach of this Agreement.

                  10.2 MANNER OF EXERCISE. In the event of the termination of this Agreement by either Buyer or Seller, pursuant to Section 10.1, notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereunder shall be abandoned without further action by Buyer or Seller.

                  10.3 EFFECT OF TERMINATION. (a) Subject to paragraph (b) of this Section 10.3, in the event of the termination of this Agreement pursuant to
Section 10.1 and prior to the Closing, all obligations of the parties hereunder shall terminate, except for the respective obligations of the parties under
Section 13.14; provided, however, that no termination of this Agreement shall
(i) except as set forth in Section 10.3(b) and Section 10.4, relieve a defaulting or breaching party from any liability to the other party or parties hereto for or in respect of such default or (ii) result in the rescission of any transaction theretofore consummated hereunder.

                             (b) If this Agreement is terminated by Seller
pursuant to Section 10.1(b)(ii), Seller shall promptly pay to Buyer a termination fee of $493,750 (the "Termination Fee"). If (i) the Termination Date is extended by Seller or Buyer to a date later than August 26, 1997, (ii) this Agreement is terminated by Seller pursuant to Section 10.1(d) prior to the date which is 360 days from the date of this Agreement, and (iii) Buyer is not in default or breach of this Agreement, Seller shall promptly pay Buyer a Termination Fee in the event Seller accepts a proposal for an Alternative Transaction on or before November 24, 1997. The Termination Fee shall be liquidated damages and not a penalty, and upon receipt thereof Buyer shall be precluded from exercising any other right or remedy available under this Agreement or applicable law.

                  10.4 LIQUIDATED DAMAGES. Provided Seller is not in default of this Agreement, in the event of (i) the breach or default by Buyer of its obligations under this Agreement and (ii) the termination of this Agreement prior to the Closing, Seller shall have the option, upon notice from Seller to Buyer given as provided in the Escrow Agreement, to receive as liquidated damages, and not as a penalty, the Deposit. In the event Seller elects to receive the Deposit as liquidated damages as set forth in this Section 10.4, Buyer shall promptly (but in no event more than two Business Days after receipt of such notice) take all action required under the Escrow Agreement to cause the Deposit to be released to Seller. If Seller elects to receive the Deposit as liquidated damages as set forth in this Section 10.4, Seller shall, upon receipt of the Deposit, be precluded from exercising any other right or remedy available under this Agreement or applicable law.

                                   ARTICLE XI

11. NATURE AND SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  11.1 NATURE OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Neither party will be deemed to have made any representation, warranty, covenant or agreement except as set forth in this Agreement or in any certificate or other instruments to be delivered by Seller or Buyer pursuant to this Agreement. Without limiting the generality of the foregoing, neither party will be liable or bound in any manner by any express or implied representation, warranty, covenant or agreement that is made by any employee, agent or other Person representing or purporting to represent such party.

                  11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller and Buyer in this Agreement and in the documents and instruments to be delivered by Seller and Buyer pursuant to this Agreement shall survive the Closing only as and to the extent set forth in this
Article XI.

                  11.3 TIME LIMITATIONS. If the Closing occurs, except as set forth below, Seller shall have no liability to Buyer with respect to any representation or warranty or any covenant, agreement or obligation to the extent required to be performed or complied with prior to the Closing Date, unless on or before the first anniversary of the Closing Date Seller is given written notice by Buyer asserting a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. If the Closing occurs, Buyer shall have no liability to Seller with respect to any representation or warranty or any covenant, agreement or obligation to the extent required to be performed or complied with prior to the Closing Date, unless on or before the first anniversary of the Closing Date Buyer is given written notice by Seller of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Seller. A claim with respect to any covenants to be performed or complied with by Buyer or Seller after the Closing Date may be asserted at any time. Notwithstanding the foregoing, indemnification claims for the breach of the representations in Sections 5.5 and 5.16 and indemnification claims arising from any third party claim asserted against Buyer arising from the Excluded Liabilities may be made by Buyer at any time.

                  11.4 LIMITATIONS AS TO AMOUNT. (a) If the Closing occurs, Seller shall have no liability (for indemnification or otherwise) with respect to any failure or breach of any representation or warranty or any covenant, agreement or obligation to the extent required to be performed on or prior to the Closing Date until the total of all damages with respect to such failure or breach exceeds $50,000 but then for the entire amount of such damages, including those not in excess of $50,000.

                             (b) If the Closing occurs, Buyer shall have no
liability (for indemnification or otherwise) with respect to any failure or breach of any representation or warranty or any covenant, agreement, or obligation to the extent required to be performed on or before the Closing Date until the total of all damages with respect to such failure or breach exceeds $50,000 but then for the entire amount of such damages, including those not in excess of $50,000.

                             (c) If the Closing occurs, Seller's aggregate
liability (for indemnification or otherwise) with respect to any failure or breach of any representation or warranty or any covenant, agreement or obligation to the extent required to be performed on or prior to the Closing Date shall be limited to Buyer's right to make an indemnification claim against Seller under Article XII and shall be further limited as set forth in Section 12.3.


                                   ARTICLE XII

12. INDEMNIFICATION.

                  12.1 RIGHTS TO INDEMNIFICATION. Subject to the limitations set forth in Sections 11.3 and 11.4, Seller agrees to indemnify and hold harmless Buyer against any loss, liability, claim, damage or expense (including, but not limited to, reasonable attorneys' fees and disbursements) arising from (a) any claim for brokerage or agent's or finder's commissions or compensation in respect of the transactions contemplated by this Agreement by any Person purporting to act on behalf of Seller, (b) any claim that Buyer is liable for the Excluded Liabilities and (c) Seller's failure or breach of any representation, warranty, covenant, agreement or obligation made or required to be performed by Seller under this Agreement or any document, certificate or agreement delivered pursuant to this Agreement. Subject to the limitations set forth in Sections 11.3 and 11.4, Buyer agrees to indemnify and hold harmless Seller against any loss, liability, claim, damage or expense (including, but not limited to, reasonable attorneys' fees and disbursements) arising from (a) any claim for brokerage or agent's or finder's commissions or compensation in respect of the transactions contemplated by this Agreement by any Person purporting to act on behalf of Buyer, (b) the failure to perform the obligations of the Assumed Liabilities or (c) Buyer's failure or breach of any representation, warranty, covenant, agreement or obligation made or required to be performed by Buyer under this Agreement or any document, certificate or agreement delivered pursuant to this Agreement.

                  12.2 PROCEDURE FOR INDEMNIFICATION. Promptly after receipt by an indemnified party under Section 12.1 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall promptly give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, within ten Business Days of receipt of such notice, to assume the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. If an indemnifying party assumes the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of the indemnified party and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). If notice is given to an indemnifying party of the commencement of any action and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may adversely affect it or its Affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

                  12.3 INDEMNITY ESCROW. Buyer acknowledges and agrees that recourse against the Seller's Escrow is its sole and exclusive remedy in the event of a claim against Seller with respect to any representation or warranty or any covenant, agreement or obligation, whether for indemnification pursuant to Article XI or this Article XII or otherwise; provided, however, that this limitation shall not apply to claims by Buyer for (i) breaches of covenants to be performed or complied with by Seller after the Closing Date, (ii) breaches of representations or warranties set forth in Sections 5.5 and 5.16 and (iii) third party claims asserted against Buyer arising from the Excluded Liabilities for which Buyer acknowledges and agrees that its first recourse shall be against the Seller's Escrow, to the extent there are funds available.

                                  ARTICLE XIII

13. MISCELLANEOUS.

                  13.1 PARTIES OBLIGATED AND BENEFITTED. (a) Subject to the limitations set forth in clauses (b) and (c) below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement.

                             (b) Employer shall be deemed a third party
beneficiary of Buyer's obligations as set forth in Section 7.3(b).

                             (c) Without the prior written consent of the other
parties, no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement; provided, that Buyer may assign this Agreement to any Affiliate or subsidiary of Buyer without Seller's consent; provided, further, that notwithstanding any such assignment Buyer shall remain obligated to Seller pursuant to the terms and conditions of this Agreement.

                  13.2 PRESS RELEASES. Except as required by applicable law based on the advice of independent counsel, neither party shall make any public announcement, press release or Form 8-K filing under the Exchange Act with the SEC or any other filing with any other regulatory agency with respect to the transactions contemplated by this Agreement, without the prior written approval of the other party.

                  13.3 NOTICES. All notices, consents, approvals, demands, requests and other communications required or desired to be given hereunder must be given in writing, shall refer to this Agreement, and shall be sent by registered or certified mail, return receipt requested, by hand delivery, by facsimile or by overnight courier service, addressed to the parties hereto at their addresses set forth below, or such other addresses as they may designate by like notice:

                             To Seller:

                                    American Cable TV Investors 5, Ltd.
                                    5619 DTC Parkway
                                    Englewood, Colorado  80111
                                    Attention:  Marvin Jones
                                    Facsimile No.:  (303) 488-3219

                             With copies to:

                                    Kaye, Scholer, Fierman,
                                      Hays & Handler, LLP
                                    425 Park Avenue
                                    New York, New York 10022
                                    Attention:  Lynn Toby Fisher, Esq.
                                    Facsimile No.:  (212) 836-7152

                             To Buyer at:

                                    Rifkin Acquisition Partners, L.L.L.P.
                                    360 South Monroe Street, Suite 600
                                    Denver, Colorado  80209
                                    Attention:  Kevin Allen
                                    Facsimile No.:  (303) 322-3553

                             With a copy to:

                                    Baker & Hostetler
                                    303 East 17th Avenue, Suite 1100
                                    Denver, Colorado  80203
                                    Attention:  Stuart G. Rifkin
                                    Facsimile No.:  (303) 861-7805

                  Any notice from a party hereto may be given by such party's respective attorneys. Any notice or other communications made hereunder shall be deemed to have been given (i) if delivered personally, by overnight courier service or by facsimile, on the date received, or (ii) if by registered or certified mail, return receipt requested, five business days after mailing.

                  13.4 WAIVER. This Agreement or any of its provisions may not be waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

                  13.5 CAPTIONS. The article and section captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  13.6 CHOICE OF LAW. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO THE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

                  13.7 NONRECOURSE. Notwithstanding anything in this Agreement to the contrary, subject only to the proviso of Section 12.3, no judgment shall be sought or obtained against any of the general or limited partners of Seller or enforced against any of such partners or any of their assets in any action brought by reason of this Agreement or the transactions contemplated hereby.

                  13.8 DISPUTE RESOLUTION. Any dispute relating to this Agreement, or the breach thereof, shall in the first instance be the subject of a meeting between Seller and Buyer within 30 days following written notice of the dispute. The meeting shall be attended by individuals with decision-making authority regarding the matter in question. If the parties cannot agree upon a resolution of the dispute within the 30-day period referenced above, the dispute may be submitted by Seller or Buyer to arbitration. Such arbitration shall be conducted in Denver, Colorado before a single arbitrator appointed by the American Arbitration Association then in effect. The award of such arbitrator shall be final and may be entered by Seller or Buyer in any court of competent jurisdiction. The arbitration award may grant a reimbursement to the prevailing party of all of its fees and expenses, including reasonable attorneys' fees.

                  13.9 POWER OF ATTORNEY. Seller agrees that, effective as of the Closing Date, it hereby constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney of Seller in the name of Buyer or in the name of Seller, to endorse, collect and deposit any checks, drafts or other instruments payable to Seller which relate to payments for goods and/or services provided by Seller or Buyer in connection with the System.

                  13.10 TERMS. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than a limiting sense.

                  13.11 RIGHTS CUMULATIVE. Except as set forth in Section 10.4, all rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

                  13.12 FURTHER ACTIONS. Seller and Buyer will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

                  13.13 TIME. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

                  13.14 EXPENSES. Except as otherwise expressly provided in this Agreement, each party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

                  13.15 SPECIFIC PERFORMANCE. The parties agree that irreparable damages would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by Seller. It is accordingly agreed that Buyer shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

                  13.16 SCHEDULES. Any disclosure made on a Schedule to this Agreement will be deemed included on any other Schedule to which such disclosure may be pertinent.

                  13.17 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original.

                  13.18 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by the parties.

                  13.19 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


SELLER:                           AMERICAN CABLE TV INVESTORS 5, LTD.

                                  By: IR-TCI Partners V, L.P.,
                                      its general partner

                                       By: TCI Ventures Five, Inc.,
                                           its general partner


                                  By: /s/ Marvin Jones
                                     ------------------------------------------
                                     Name:  Marvin Jones
                                     Title: President


BUYER:                                  RIFKIN ACQUISITION PARTNERS,
                                        L.L.L.P.

                                        By: Rifkin Acquisition Management, L.P.,
                                            its General Partner

                                            By: RT Investments Corp., its
                                            General Partner


                                             By: /s/ Kevin B. Allen
                                                -------------------------------
                                                Name:  Kevin B. Allen
                                                Title: Vice President


With respect to Section 7.12(b) only:

TELE-COMMUNICATIONS, INC.


By: /s/ Stephen M. Brett
   -------------------------------
   Name:  Stephen M. Brett
   Title: Executive Vice President

With respect to Section 7.12(b) only:

TCI COMMUNICATIONS, INC.


By: /s/ William R. Fitzgerald
   -------------------------------
   Name:  Wiliam R. Fitzgerald
   Title: Senior Vice President

                         List of Schedules and Exhibits
                                   Pursuant to
                            Asset Purchase Agreement
                     of American Cable TV Investors 5, Ltd.
                   for AMERICAN CABLE TV OF SOUTHERN TENNESSEE

EXHIBITS
         Exhibit A         Geographic Areas of Seller's Business
         Exhibit B         Escrow Agreement
         Exhibit C         Form of Engagement Letter
         Exhibit D         Form of Opinion of Seller's Counsel
         Exhibit E         Form of Opinion of Buyer's Counsel
         Exhibit F         Form of Indemnity Escrow Agreement
         Exhibit G         Form of Opinion of Seller's FCC Counsel
         Exhibit H         Form of Noncompetition Agreement

SCHEDULES

         Schedule 1.1      Subscriber Rates
         Schedule 1.2      Consents
         Schedule 1.3      Equipment
         Schedule 1.4      Franchise Areas
         Schedule 1.5      Governmental Permits
         Schedule 1.6      Permitted Encumbrances
         Schedule 1.7      Real Property
         Schedule 1.8      Seller Contracts
         Schedule 1.9      System
         Schedule 4.2      Excluded Assets
         Schedule 5.3(b)   Violations of Partnership Agreement and Legal Requirements
         Schedule 5.4      Complete Systems
         Schedule 5.5      Encumbrances on Seller's Title
         Schedule 5.7      Environmental
         Schedule 5.8      Compliance with Law
         Schedule 5.12     Legal Proceedings
         Schedule 5.13(c)  Employment Matters
         Schedule 5.13(d)  Employees
         Schedule 5.13(e)  Employer Plans
         Schedule 5.14     System Information
         Schedule 5.16     Taxes
         Schedule 6.3(a)   Consents to be Obtained or Waived by Closing Date

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                    EXHIBIT A

                      GEOGRAPHIC AREAS OF SELLER'S BUSINESS


City of Shelbyville, Tennessee
Bedford County, Tennessee
Bell Buckle, Tennessee
Wartrace, Tennessee
City of Manchester, Tennessee
Coffee County, Tennessee

Exhibit A -- Page 1

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                    EXHIBIT B

                                ESCROW AGREEMENT


                  ESCROW AGREEMENT, dated as of November __, 1996, by and among American Cable TV Investors 5, Ltd., a Colorado limited partnership ("Seller") and Rifkin Acquisition Partners, L.L.L.P., a Colorado limited liability limited partnership ("Buyer"), and Kaye, Scholer, Fierman, Hays & Handler, LLP, a New York limited liability partnership, as escrow agent ("Escrow Agent").

                  Seller and Buyer have entered into an Asset Purchase Agreement, dated as of November __, 1996, to sell and purchase certain cable television assets (the "Agreement"). Pursuant to the Agreement, Kaye, Scholer, Fierman, Hays & Handler, LLP, was designated as the escrow agent thereunder. Escrow Agent has agreed to act as an escrow agent pursuant to the terms of this Escrow Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

                  It is agreed as follows:

                  1. ESCROW FUND. Buyer has, pursuant to Section 3.1 of the Agreement, deposited $493,750 in cash by means of wire or interbank transfer in immediately available funds in Escrow Agent's "Kaye, Scholer, Fierman, Hays & Handler, LLP Attorney Trust Account No. 040-0251-95; Attention: Gregory Ciolek," at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041 -- ABA No. 021000128 to be held in escrow pursuant to the terms of the Agreement (such amount, together with any earnings thereon, being the "Escrow Fund"), to be held and disbursed by Escrow Agent in accordance with this Escrow Agreement.

                  2. DISBURSEMENT.

                  a. NOTICES. Escrow Agent shall pay over the Escrow Fund upon receipt of a written notice, in the form attached hereto as Exhibit I, as follows: (a) upon receipt of such notice executed by Seller directing the Escrow Agent to pay the Escrow Fund over to Buyer, to Buyer; (b) upon receipt of such notice executed by Buyer directing the Escrow Agent to pay the Escrow Fund over to Seller, to Seller; or (c) upon receipt of such notice executed by Buyer and Seller, to the parties and in the amounts specified in the notice.

                  b. AGREEMENT OF SELLER AND BUYER. Seller and Buyer have agreed that (i) the Escrow Fund shall be disbursed in accordance with the terms of this Escrow Agreement and

Exhibit B--Page 1
the Agreement, (ii) at the Closing Seller and Buyer shall instruct Escrow Agent to disburse the Escrow Fund to Seller or Seller's designee and (iii) unless the Closing shall theretofore have taken place or unless an unresolved claim against the Escrow Fund remains outstanding, on the date which is five Business Days after the termination of the Agreement pursuant to Article X thereof, Seller and Buyer shall instruct Escrow Agent to disburse the Escrow Fund to Buyer.

                  c. RELIANCE ON NOTICE. Upon receipt of the appropriate notice described in Section 2.1, Escrow Agent shall pay the Escrow Fund in accordance with Section 2.1, and Escrow Agent shall not be subject to any liability to any party for doing so. Seller and Buyer each agrees not to assert (and shall actively resist any attempt to assert on their behalf) any claim against Escrow Agent for making a payment in accordance with this Section.

                  3. INVESTMENT OF ESCROW FUND. Escrow Agent shall invest the Escrow Fund in (a) interest bearing accounts in, or certificates of deposit of, The Chase Manhattan Bank or (b) (i) obligations of the United States of America,
(ii) United States government securities of agencies of the United States government which are guaranteed by the United States government or (iii) securities of governmental agencies, if the same are covered by a bank repurchase agreement. Escrow Agent may invest the Escrow Fund in one or more of the investments permitted by the preceding sentence, and may change those investments from time to time, all as it may determine in its sole and absolute discretion. Escrow Agent shall have no duty to maximize the return on the Escrow Fund and shall be fully protected in making any investment or combination of investments permitted by this Section.

                  4. ESCROW AGENT AS COUNSEL TO SELLER. Buyer hereby acknowledges that it is aware that Escrow Agent is acting as counsel to Seller in connection with the Agreement, this Escrow Agreement and other matters, and agrees that Escrow Agent's acting under this Escrow Agreement shall not affect its ability to act as counsel to Seller in any matter, including, but not limited to, any claim, action or proceeding with respect to this Escrow Agreement or the disposition of or entitlement to the Escrow Fund.

                  5. ESCROW AGENT.

                  a. GENERAL. Escrow Agent shall act as escrow agent and hold and disburse the Escrow Fund pursuant to the terms and conditions of this Escrow Agreement. Its duties under this Escrow Agreement shall cease upon disbursement of the Escrow Fund.

                  b. LIQUIDATION OF INVESTMENTS. Unless otherwise directed by notice executed by Seller and Buyer, all payments required by Section 2 shall be made in cash by means of wire or interbank transfer in immediately available funds. When necessary to provide funds in order to make any payments required by
Section 2, Escrow Agent shall liquidate any investments held by it as it may, in its sole and absolute discretion, determine to be necessary to make such

Exhibit B--Page 2
payments. Escrow Agent shall have no liability for losses upon the liquidation of any such investments.

                  c. LIMITED DUTIES. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Escrow Agreement. Escrow Agent shall incur no liability whatsoever to any other party hereto, except for Escrow Agent's own willful misconduct in its capacity as escrow agent.

                  d. RELIANCE ON NOTICES. Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent may conclusively presume that the undersigned have full power and authority to instruct Escrow Agent on behalf of the respective party for which they have signed.

                  e. LIMITED RESPONSIBILITIES. Escrow Agent's sole responsibility upon receipt of the notice specified in Section 2.1 requiring payment pursuant to the terms of this Escrow Agreement is to pay the Escrow Fund to such party as is specified in accordance with Section 2.1, and Escrow Agent shall have no duty to determine (and shall not be affected by any knowledge concerning) the validity, authenticity or enforceability of any specification, certification made in or information contained in such notices.

                  f. ACTION IN GOOD FAITH. Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement, and may consult with counsel (including partners or any attorneys employed by Escrow Agent) of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                  g. RESIGNATION. Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of such resignation to Seller and Buyer specifying a date upon which such resignation shall take effect, whereupon a successor escrow agent, which shall be a bank or trust company with an office in New York City, shall be appointed by Seller. Escrow Agent shall be entitled to pay the Escrow Fund to any successor escrow agent so appointed. In the event no successor escrow agent has been appointed by the date specified in the notice of resignation given by Escrow Agent, Escrow Agent shall be entitled (but not required) to deliver the Escrow Fund to The Chase Manhattan Bank, who shall be deemed the successor escrow agent.

                  h. DISPUTES. In the event of a dispute between the parties, or if Escrow Agent shall be uncertain as to the proper disposition of the Escrow Fund, Escrow Agent shall be entitled (but not required) to retain the Escrow Fund pending direction as to the disposition

Exhibit B--Page 3
thereof by a final and unappealable order of a court of competent jurisdiction or an award of an arbitrator or panel of arbitrators.

                  i. INDEMNIFICATION; ESCROW AGENT'S INTEREST IN ESCROW FUND.
(a) Seller and Buyer hereby jointly and severally agree to indemnify Escrow Agent and all partners and employees thereof for, and to hold such persons harmless against, any loss, liability, damage or expense incurred without bad faith on the part of such persons arising out of or in connection with the Escrow Agent's entering into and/or performing under this Escrow Agreement, including, but not limited to, the cost and expense (including, but not limited to, attorneys' fees, which may consist in whole or in part of the time charges at their standard rates of partners of and attorneys employed by Escrow Agent) of investigation and defending themselves against any claim or liability, and including taxes, penalties, additions to tax or interest that are incurred by the Escrow Agent with respect to taxes imposed on the Escrow Fund or any income earned or derived therefrom.

                  (b) Seller and Buyer hereby (i) jointly and severally agree that Escrow Agent shall be entitled to (x) withdraw from the Escrow Fund all sums due or reasonably likely to become due to Escrow Agent on account of Seller's and Buyer's indemnification obligations set forth above, and (y) withhold a portion of the income earned on or derived from the Escrow Fund and pay such withheld amount to the proper taxing authorities on behalf of the Escrow Fund to satisfy any tax imposed on such income, and (ii) grant to Escrow Agent a first priority lien on and security interest in and to the Escrow Fund for the purposes of securing satisfaction by Seller and Buyer of their indemnification obligations to Escrow Agent.

                  6. ESCROW AGENT NOT AFFECTED BY OTHER AGREEMENTS. This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent, in its capacity as such, shall not be bound by the provisions of any agreement among the parties to this Escrow Agreement and shall have no duty to inquire into, or to take into account its knowledge of, the terms and conditions of any agreement made or entered into in connection with this Escrow Agreement, including, but not limited to, the Agreement.

                  7. AUTHORIZED SIGNATORIES. Seller hereby authorizes Marvin Jones, and Buyer hereby authorizes Kevin Allen, to receive and execute all notices required to be given hereunder, and either party may authorize other officers to sign on its behalf by notice to the other party.

                  8. NOTICES. All notices, consents, approvals, demands, requests and other communications required or desired to be given hereunder must be given in writing, shall refer to this Escrow Agreement, and shall be sent by registered or certified mail, return receipt requested,

Exhibit B--Page 4
by hand delivery, by facsimile or by overnight courier service, addressed to the parties hereto at their addresses set forth below, or such other addresses as they may designate by like notice:

                  (a) If to Seller:

                         American Cable TV Investors 5, Ltd.
                         5619 DTC Parkway
                         Englewood, Colorado 80111
                         Attention: Marvin Jones
                         Facsimile No.: (303) 488-3219

                         with a copy to:

                         Lynn Toby Fisher, Esq.
                         Kaye, Scholer, Fierman, Hays & Handler, LLP
                         425 Park Avenue
                         New York, New York  10022
                         Facsimile No.:  (212) 836-7152

                  (b)  If to Buyer:

                         Rifkin Acquisition Partners, L.L.L.P.
                         360 South Monroe Street, Suite 600
                         Denver, Colorado  80209
                         Attention:  Kevin Allen
                         Facsimile No.:  (303) 322-3553

                         with a copy to:

                         Baker & Hostetler
                         303 East 17th Avenue, Suite 1100
                         Denver, Colorado 80203-1264
                         Attention:  Stuart G. Rifkin, Esq.
                         Facsimile No.:  (303) 861-7805


Exhibit B--Page 5

                  (c) If to Escrow Agent:

                         Kaye, Scholer, Fierman, Hays & Handler, LLP
                         425 Park Avenue
                         New York, New York  10022
                         Attention:  Lynn Toby Fisher, Esq. and
                                       Alan Capilupi, Director of Finance
                         Facsimile No.:  (212) 836-8689

                  9. MISCELLANEOUS.

                  a. DISPUTE RESOLUTION. Any dispute relating to this Escrow Agreement, or the breach thereof, shall in the first instance be the subject of a meeting between Seller and Buyer within 15 days following written notice of the dispute. The meeting shall be attended by individuals with decision-making authority regarding the matter in question. If the parties cannot agree upon a resolution of the dispute within the 30-day period following receipt of notice referenced above, the dispute may be submitted by Seller or Buyer to arbitration. Such arbitration shall be conducted in Denver, Colorado before a single arbitrator appointed by the American Arbitration Association then in effect. The award of such arbitrator shall be final and may be entered by Seller or Buyer in any court of competent jurisdiction. The arbitration award may grant a reimbursement to the prevailing party of all of its fees and expenses, including reasonable attorneys' fees.

                  c. JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Escrow Agreement which is not submitted to arbitration as set forth in Section 9.1 shall be brought against any of the parties in the courts of the State of New York in the County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served anywhere in the world, whether within or without the State of New York.

                  c. CAPTIONS. The captions in this Escrow Agreement are for convenience or reference only and shall not be given any effect in the interpretation of this Escrow Agreement.

                  d. NO WAIVER. The failure of a party to insist upon strict adherence to any term of this Escrow Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Escrow Agreement. Any waiver must be in writing.


Exhibit B--Page 6

                  e. EXCLUSIVE AGREEMENT; AMENDMENT; ASSIGNMENT; NO THIRD PARTY RIGHTS. This Escrow Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto, and cannot be changed or terminated orally. No party may assign any rights or delegate any of its duties under this Escrow Agreement, but this Escrow Agreement shall be binding upon and inure to the benefit of the successors to the business and assets of Seller and Buyer and to any successor escrow agent appointed in accordance with Section 5.7. No third party shall have any rights hereunder.

                  f. COUNTERPARTS. This Escrow Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

                  g. GOVERNING LAW. This Escrow Agreement and all amendments hereof and waivers and consents hereunder shall be governed by, and all disputes arising hereunder shall be resolved in accordance with, the internal law of the State of New York, without regard to the conflicts of law principles thereof.

                  h. TREATMENT OF ESCROW FUND. It is understood and agreed among the parties hereto that Buyer will be treated as the owner of the Escrow Fund and Escrow Agent shall report the income, if any, that is earned on, or derived from, the Escrow Fund as income of Buyer in the taxable year or years in which such income is properly includible.


                        AMERICAN CABLE TV INVESTORS 5, LTD.

                        By: IR-TCI Partners V, L.P.,
                            its general partner

                            By: TCI Ventures Five, Inc.,
                                its general partner


                                By:___________________________
                                   Name:
                                   Title:



Exhibit B--Page 7

                        RIFKIN ACQUISITION PARTNERS, L.L.L.P.

                        By: Rifkin Acquisition Management, L.P.,
                            its General Partner

                            By: RT Investment Corp., its
                                General Partner


                                By:____________________________________________
                                   Name:
                                   Title:



                        KAYE, SCHOLER, FIERMAN,
                         HAYS & HANDLER, LLP
                        as Escrow Agent


                        By:____________________________________________________
                           Name:
                           Partner

Exhibit B--Page 8

                                    EXHIBIT I

                              FORM OF JOINT NOTICE
                                 TO ESCROW AGENT


                                                   [DATE]


To: Kaye, Scholer, Fierman, Hays & Handler, LLP as Escrow Agent ("Escrow Agent") under the Escrow Agreement dated ________, 1996, by and among American Cable TV Investors 5, Ltd.,
         Rifkin Acquisition Partners, L.L.L.P. and the
         Escrow Agent (the "Escrow Agreement")

Dear Sirs:

                  You are hereby instructed and directed to pay the Escrow Fund (as defined in the Escrow Agreement) to the following corporation:

                  Payee:   _______[NAME]_________

                           _______[    ]_________


                                          Very truly yours,

                                 AMERICAN CABLE TV INVESTORS 5, LTD.


                                 By:_______________________________________


                                 RIFKIN ACQUISITION PARTNERS, L.L.L.P.


                                 By:_______________________________________


Exhibit B--Page 9

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                    EXHIBIT C

                            FORM OF ENGAGEMENT LETTER


                            [ACCOUNTANT'S LETTERHEAD]




                                _______ __, 1997


American Cable TV Investors 5, Ltd.
c/o TCI Communications, Inc.
5619 DTC Parkway
Englewood, Colorado 80111

Rifkin Acquisition Partners, L.L.L.P.
306 South Monroe Street, Suite 600
Denver, Colorado  80209


Dear _____________:

This letter is to confirm our understanding of the agreed-upon procedures to be performed in connection with the sale of assets by American Cable TV Investors 5, Ltd. (the "SELLER") to Rifkin Acquisition Partners, L.L.L.P. (the "BUYER") pursuant to the Asset Purchase Agreement dated _______ __, 1996 (the "AGREEMENT"). Capitalized terms not otherwise defined in this Letter shall have the meanings set forth in the Agreement.

This letter describes the objective of the review and nature of the services we will provide. It also includes an overview of the procedures we intend to perform, describes the type of report we intend to issue, and includes an estimate of our fees.

Based upon our discussions with you, we believe the following proposed procedures are those requested by you in connection with the Final Adjustments Report, as described in Section 3.4 of the Agreement:


Exhibit C--Page 1

1. Obtain the Preliminary and Final Adjustments Reports, prepared by the Partnership (the "ADJUSTMENTS") as contemplated by Sections 3.4(a) and 3.4(b) of the Agreement.

2. Obtain the appropriate Accounts Receivable aging and recalculate the adjustment as contemplated by Section 3.3(a)(i) of the Agreement.

3. Obtain third party invoice or other appropriate documentation of prepaid real and personal property taxes and other prepaid fees and expenses identified by you. Recalculate the relevant adjustments, as contemplated by Section 3.3(a)(ii) of the Agreement, based on a proration as of the Closing Date on the basis of the period covered by such payment.

4. Agree advance payments to, or deposits with, third parties; advance payments to, or monies of third parties on deposit with, Seller; accrued and unpaid real and personal property taxes; and other accrued and unpaid expenses, as defined in Sections 3.3(a)(ii) and 3.3(b) of the Agreement, to the appropriate account(s) per the most recent general ledger of Seller.

We will perform the aforementioned procedure(s) and report our findings to you. We will report to you any differences noted in performing Steps 2 through 4, regardless of amount.

Due to the nature of the engagement our fees will be based upon time and expenses required to complete the engagement. We estimate that our total fees including expenses will not exceed $-----.

Because the above procedures do not constitute an audit made in accordance with generally accepted auditing standards, we will not be expressing an opinion on any of the accounts specified or items referred to above. Our report is intended solely for the information and use of the managements of Seller and Buyer and should not be used for any other purpose.

If the foregoing is in accordance with your understanding please sign the copy of this letter in the space provided and return it to us.

                                       Very truly yours,

                                       ACCOUNTANT(1)



--------

1        A NATIONALLY RECOGNIZED ACCOUNTING FIRM WILL BE SELECTED BY BUYER AND
         SELLER.

Exhibit C--Page 2

ACCEPTED BY:

----------------------     ----------------------     --------------
Seller's Signature         Title                      Date

----------------------     ----------------------     --------------
Buyer's Signature          Title                      Date

[PARAGRAPHS 2, 3 AND 4 ABOVE WILL ONLY BE INCLUDED IN THE ENGAGEMENT LETTER TO THE EXTENT THAT ANY AMOUNTS ABOUT WHICH SELLER AND BUYER DISAGREE PURSUANT TO
SECTION 3.4(d) OF THE AGREEMENT FALL WITHIN THE CATEGORIES DESCRIBED IN THOSE PARAGRAPHS. THE PARTIES ACKNOWLEDGE THAT THE PROCEDURES TO BE FOLLOWED BY THE NATIONALLY RECOGNIZED ACCOUNTING FIRM TO BE SELECTED BY SELLER AND BUYER ("THE ACCOUNTANT") WILL DEPEND ON WHAT THE ACCOUNTANT IS REQUESTED TO PERFORM BY SELLER AND BUYER AND THE ACCOUNTANT'S CONCURRENCE THAT SUCH PROCEDURES CAN BE PERFORMED BY THEM.]

Exhibit C--Page 3

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                    EXHIBIT D
                       FORM OF OPINION OF SELLER'S COUNSEL

                                                       ___________________, 1997


Rifkin Acquisition Partners, L.L.L.P.
306 South Monroe Street, Suite 600
Denver, Colorado  80209

Gentlemen:

                  We have acted as counsel to American Cable TV Investors 5, Ltd., a Colorado limited partnership ("SELLER"), in connection with the sale today by Seller of certain of Seller's assets (the "ASSETS") delineated in the Asset Purchase Agreement dated __________, 1996 (the "AGREEMENT") between you and Seller. This opinion is given pursuant to Section 8.8 of the Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the Agreement.

                  This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "ACCORD") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. Except as herein provided, the law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State of New York. Insofar as our opinion pertains to matters of Colorado law, we have relied upon the opinion of Colorado counsel, Cohen, Brame and Smith, P.C., dated _________, 1997, a copy of which is attached hereto.

                  Based on the foregoing it is our opinion that:

                  1. Seller is a validly existing limited partnership under the laws of the State of Colorado.

                  2. The Agreement is enforceable against Seller.

                  3. The execution and delivery of the Agreement and the Other Agreements identified on Schedule 1 hereto by Seller and the performance by Seller of their terms do not

Exhibit D--Page 1
breach or result in a violation of the Certificate of Limited Partnership or the agreement of limited partnership of Seller.

                  We hereby confirm to you that, there are no actions or proceedings against Seller, pending or overtly threatened in writing, before any court, governmental agency or arbitrator, which (i) seek to affect the enforceability of the Agreement or (ii) involve or affect any of the Assets or the Business which, if adversely determined would have a material adverse effect on the Assets or the Business.

                  This opinion is rendered solely for your information and assistance in connection with the above transaction, and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                        Very truly yours,

Exhibit D--Page 2

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                    EXHIBIT E
                       FORM OF OPINION OF BUYER'S COUNSEL


                                                  ________________________, 1997

American Cable TV Investors 5, Ltd.
c/o TCI Communications, Inc.
5619 DTC Parkway
Englewood, Colorado 80111

Gentlemen:

                  We have acted as counsel to Rifkin Acquisition Partners, L.L.L.P., a Colorado limited liability limited partnership (the "BUYER"), in connection with the purchase today by Buyer of certain of your assets (the "ASSETS") delineated in the Asset Purchase Agreement dated _________, 1996 (the "AGREEMENT") between you and Buyer. This opinion is given pursuant to Section
9.6 of the Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the Agreement.

                  This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "ACCORD") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.

                  Based on the foregoing, it is our opinion that:

                  1. Buyer is validly existing in good standing under the laws of the State of Colorado.

                  2. The Agreement is enforceable against Buyer.

                  3. The execution and delivery of the Agreement by Buyer and the performance by Buyer of its terms do not breach with or result in a violation of the Certificate of Limited Liability Limited Partnership or the agreement of limited partnership of Buyer.


Exhibit E--Page 1

                  This opinion is rendered solely for your information and assistance in connection with the above transaction, and may not be relied upon by any other person or for any other purpose without our prior written consent.


                                      Very truly yours,





Exhibit E--Page 2

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                    EXHIBIT F

                           INDEMNITY ESCROW AGREEMENT




The Chase Manhattan Bank
270 Park Avenue
New York, NY  10017

Attn:  Barbara L. Strohmeier


                 Re:  Indemnity Escrow Agreement

Ladies and Gentlemen:

                  This Indemnity Escrow Agreement is hereby accepted as of ___________, 1997, by and between American Cable TV Investors 5, Ltd., a Colorado limited partnership ("SELLER") and Rifkin Acquisition Partners, L.L.L.P., a Colorado limited liability limited partnership ("BUYER"), who have entered into an Asset Purchase Agreement, dated as of ____________, 1996, to sell and purchase certain cable television assets (the "ASSET PURCHASE AGREEMENT"). Capitalized terms used but not otherwise defined in this Indemnity Escrow Agreement shall have the meanings set forth in the Asset Purchase Agreement.

                  It is agreed as follows:

                  1. Deposit and Investments. Buyer and Seller have, pursuant to
Section 3.1 of the Asset Purchase Agreement, deposited $493,750 (such amount, together with any earnings thereto, being the "DEPOSIT") in an account at The Chase Manhattan Bank, as escrow agent (the "ESCROW AGENT"). The Deposit may be invested in Investment Securities (as defined below). The Deposit shall be held in escrow (the "ESCROW") by Escrow Agent pursuant to this Indemnity Escrow Agreement. The Escrow Agent shall continue to invest the Deposit in Investment Securities in accordance with the joint written instructions of Seller and Buyer or, if no instructions are given, in interest bearing accounts at The Chase Manhattan Bank. The term "Investment Securities" means (a) interest bearing accounts in, or certificates of deposit of, The Chase Manhattan Bank or, (b) (i) obligations of the United States of America, (ii) United States government securities of agencies of the United States government which are guaranteed by the

Exhibit F -- Page 1

United States government or (iii) securities of governmental agencies, if the same are covered by a bank repurchase agreement.

                  2. Holdings of Deposit. The Escrow Agent shall hold and disburse the Deposit pursuant to the terms of this Indemnity Escrow Agreement and the Asset Purchase Agreement.

                  3. Disbursement of Earnings, Etc. All interest, earnings, and gains received by the Escrow Agent from the investment of the Deposit shall be distributed pursuant to the terms of this Indemnity Escrow Agreement. In connection with the investment of the Deposit, Seller and Buyer shall provide the Escrow Agent with their taxpayer identification number.

                  4. Disbursement Instructions.

                  a. Anything in this Indemnity Escrow Agreement to the contrary notwithstanding, Escrow Agent is authorized and directed to deliver and disburse the Deposit, or any part of the Deposit, as directed from time to time in joint written instructions of Buyer and Seller.

                  b. Seller and Buyer have agreed that the Deposit will be disbursed in accordance with the terms of this Indemnity Escrow Agreement and the Asset Purchase Agreement.

                  c. Unless a claim against the Deposit, or any part of the Deposit remains outstanding, Seller and Buyer have agreed that on the fifth Business Day after the first anniversary of the Closing Date, Seller and Buyer shall instruct Escrow Agent to disburse the Deposit, or any part of the Deposit which is not subject to a claim, to Seller or Seller's designee.

                  5. Claims Against the Deposit by Buyer. The following provisions shall control with respect to claims made against the Deposit by
Buyer:

                  a. If Buyer wishes to make a claim against the Deposit, Buyer will send a notice of such claim to Escrow Agent and Seller. Any such notice will state that Buyer is making a claim under Article XII of the Asset Purchase Agreement. Any notice of a claim made shall specify the factual basis of such claim in reasonable detail to the extent known by Buyer.

                  b. If Seller disputes the right of Buyer to obtain the Deposit, or any part of the Deposit, Seller, within ten Business Days after receipt of the notice as provided in Paragraph 4(a), shall send a notice to Escrow Agent and Buyer stating that Seller disputes the right of Buyer to obtain the Deposit, or any part of the Deposit, and will include in such notice a description in reasonable detail of the basis for disputing such claim. Escrow Agent shall continue to hold the Deposit (or the part thereof which is subject to a dispute) until advised in writing by Seller and

Exhibit F -- Page 2

Buyer that such dispute has been resolved, in which case Escrow Agent shall disburse the Deposit pursuant to said writing; provided that, if a suit, action or arbitration proceeding (as provided for in the Asset Purchase Agreement) is commenced for collection of the Deposit or part thereof and Escrow Agent is so advised in writing, Escrow Agent shall, unless otherwise advised in writing by Seller and Buyer, continue to hold the Deposit or the part thereof which is the subject of such suit, action or arbitration proceeding until final disposition of such suit, action or arbitration proceeding. Upon the final disposition of such suit, action or arbitration proceeding, Escrow Agent shall disburse the Deposit or part thereof which is subject to such suit, action or arbitration proceeding in accordance with the determination of (i) the court in which such suit or action was pending or (ii) the arbitrator.

                  c. If Seller fails to notify Escrow Agent within the period described in Paragraph 4(b) that it contests Buyer's claim to the Deposit (or any part thereof), Escrow Agent shall, within 5 Business Days, disburse the Deposit (or any part thereof which is subject to a claim by Buyer that Seller fails to timely contest) to Buyer.

                  6. Termination. If no claims have been made against the amount of the Deposit remaining in the Escrow on the fifth Business Day after the first anniversary of the Closing Date, Escrow Agent shall disburse such remaining amount of the Deposit (together with all interest thereon) to Seller at the address set forth below.

                  7. Rights, Duties, and Liabilities of Escrow Agent.

                  a. Escrow Agent shall have no duty to know or determine the performance or non-performance of any provision of any agreement between the parties to this Indemnity Escrow Agreement, including, but not limited to, the Asset Purchase Agreement, which shall not bind Escrow Agent in any manner. Escrow Agent assumes no responsibility for the validity or sufficiency of any document or paper or payment deposited or called for under this Indemnity Escrow Agreement except as may be expressly and specifically set forth in this Indemnity Escrow Agreement, and the duties and responsibilities of Escrow Agent under this Indemnity Escrow Agreement are limited to those expressly and specifically stated in this Indemnity Escrow Agreement.

                  b. Escrow Agent shall not be personally liable for any act it may do or omit to do under this Indemnity Escrow Agreement as such agent while acting in good faith and in the exercise of its own best judgment, and any act done or omitted by it pursuant to the written advice of its counsel shall be conclusive evidence of such good faith. Escrow Agent shall have the right at any time to consult with its counsel upon any question arising under this Indemnity Escrow Agreement and shall incur no liability for any delay reasonably required to obtain the advice of counsel.


Exhibit F -- Page 3

                  c. Other than those notices or demands expressly provided in this Indemnity Escrow Agreement, Escrow Agent is expressly authorized to disregard any and all notices or demands given by Seller or Buyer, or by any other person, firm, or corporation, excepting only orders or process of court, and Escrow Agent is expressly authorized to comply with and obey any and all final process, orders, judgments, or decrees of any court, and to the extent Escrow Agent obeys or complies with any thereof of any court, it shall not be liable to any party to this Indemnity Escrow Agreement or to any other person, firm, or corporation by reason of such compliance.

                  d. In consideration of the acceptance of this Escrow by Escrow Agent (as evidenced by its signature below), Seller and Buyer agree, for themselves and their successors and assigns, to pay Escrow Agent its charges, fees, and expenses as contemplated by this Indemnity Escrow Agreement. As between Buyer and Seller, they shall each be responsible for one-half of such charges, fees and expenses. The escrow fees or charges, as distinguished from other expenses under this Indemnity Escrow Agreement, shall be as written below the Escrow Agent's signature at the time of acceptance of this Indemnity Escrow Agreement. Such sum is intended as compensation for Escrow Agent's ordinary services as contemplated by this Indemnity Escrow Agreement and shall be paid as described above. In the event Escrow Agent renders services not provided for in this Indemnity Escrow Agreement, Escrow Agent shall be entitled to receive from Buyer and Seller reasonable compensation and reasonable costs, if any, for such extraordinary services, and such compensation and costs shall be borne equally by Buyer and Seller.

                  e. Escrow Agent shall be under no duty or obligation to ascertain the identity, authority, or right of Seller or Buyer (or their agents) to execute or deliver or purport to execute or deliver this Indemnity Escrow Agreement or any documents or papers or payments deposited or called for or given under this Indemnity Escrow Agreement.

                  f. Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations or by reason of laches in respect of this Indemnity Escrow Agreement or any documents or papers deposited with Escrow Agent.

                  g. In the event of any dispute among the parties to this Indemnity Escrow Agreement as to the facts or as to the validity or meaning of any provision of this Indemnity Escrow Agreement, or any other fact or matter relating to this Indemnity Escrow Agreement or to the transactions between Seller and Buyer, Escrow Agent is instructed that it shall be under no obligation to act, except in accordance with this Indemnity Escrow Agreement or under process or order of court or, if there by no such process or order, until it has filed or caused to be filed an appropriate action interpleading the Seller and Buyer and delivering the Deposit (or the portion of the Deposit in dispute) to such court, and Escrow Agent shall sustain no liability for its failure to act pending such process of court or order or interpleader of action.


Exhibit F -- Page 4

                  8. Modification of Indemnity Escrow Agreement. The provisions of this Indemnity Escrow Agreement may be supplemented, altered, amended, modified, or revoked by writing only, signed by Buyer and Seller and approved in writing by Escrow Agent, and upon payment of all fees, costs and expenses incident thereto.

                  9. Assignment of Indemnity Escrow Agreement. No assignment, transfer, conveyance, or hypothecation of any right, title, or interest in and to the subject matter of this Indemnity Escrow Agreement shall be binding upon any party, including Escrow Agent, unless all fees, costs, and expenses incident thereto shall have been paid and then only upon the assent thereto by all parties in writing.

                  10. Notice. Any notice required or desired to be given to Buyer or Seller shall be deemed to have been given only if it is given in the manner set forth in Section 13.3 of the Asset Purchase Agreement. Notice to Escrow Agent may be given in the manner set forth in Section 13.3 of the Asset Purchase Agreement to Escrow Agent's address set forth above (Facsimile No.:
(212) 270-4823) or at such other address as Escrow Agent may direct by giving notice to Buyer and Seller.

                  11. Indemnity Escrow Agreement Binding. The undertakings and agreements contained in this Indemnity Escrow Agreement shall bind and inure to the benefit of the parties to this Indemnity Escrow Agreement and their respective heirs, personal representatives, successors, and assigns.



Exhibit F -- Page 5

                  12. Counterparts. This Indemnity Escrow Agreement may be executed in one or more counterparts, each of which will be deemed an original. Whenever pursuant to this Indemnity Escrow Agreement Buyer and Seller are to deliver a jointly signed writing to Escrow Agent or jointly advise Escrow Agent in writing, such writing may in each and all cases be signed jointly or in counterparts and such counterparts shall be deemed to be one instrument.

                   Very truly yours,

                   SELLER:

                       AMERICAN CABLE TV INVESTORS 5, LTD.

                            By:      IR-TCI PARTNERS, V, L.P.,
                                     its general partner

                                     By:      TCI Ventures Five, Inc., its
                                              general partner

                                              By:________________________
                                                 Name:
                                                 Title:



                   BUYER:

                   RIFKIN ACQUISITION PARTNERS, L.L.L.P.

                   By:  Rifkin Acquisition Management, L.P.,
                        its General Partner

                        By:  RT Investment Corp., its
                             General Partner


                             By:__________________________
                                Name:
                                Title:


Exhibit F -- Page 6

ACCEPTED this ___ day of ____________, 1997.

THE CHASE MANHATTAN BANK

By:  __________________________
    Name:
    Title:

Fee:  [$2,000] Inception Fee.



Exhibit F -- Page 7

                                      ACT 5
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                    EXHIBIT G

                    FORM FOR OPINION OF SELLER'S FCC COUNSEL



                                                                __________, 1997

Rifkin Acquisition Partners, L.L.L.P
360 South Monroe Street, Suite 600
Denver, Colorado 80209

                  Re:        American Cable TV Investors 5, Ltd.

Ladies and Gentlemen:

                  This letter is furnished to you pursuant to Section 8.9 of the Asset Purchase Agreement, dated as of ____________ __, 1996 (the "Agreement"), between American Cable TV Investors 5, Ltd., a Colorado limited partnership ("Seller") and Rifkin Acquisition Partners, a Colorado limited liability limited partnership ("Buyer").

                  As communications counsel for Seller, we are engaged in the representation of Seller before the Federal Communications Commission ("FCC") in connection with its cable television business in the communities identified in
Schedule I hereto (the "System"). We have examined such records, certificates and other documents and have considered such questions of law as relate to the Seller and the System as we have deemed necessary or appropriate for purposes of this opinion. This opinion is limited to the Communications Act of 1934, as amended (the "Communications Act"), the Rules and Regulations of the FCC (the "FCC Regulations") and Section 111 of the Copyright Act of 1976 (17 U.S.C.
Section 111) (the "Copyright Act") as applicable to the System as operated by Seller. Except as specifically provided, we offer no opinion as to the Seller's compliance with the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, 106 Stat. 1460 (1992), or those FCC regulations promulgated pursuant to such Act.

                  In rendering this opinion, we have assumed the genuineness of signatures on documents and the conformity to the original of all copies examined by or submitted to us of photocopies or conformed copies. As to various questions of fact in connection with this opinion, we have relied upon examination of available files of our office, those of the FCC and

Exhibit G -- Page 1
the United States Copyright Office (the "Copyright Office"), and pertinent statements and representations of officers, directors and responsible representatives of the Seller. We have not undertaken an independent field investigation to verify the accuracy of this information, and express no opinion regarding technical matters or matters that would require on-scene knowledge of the System's operations, technical or engineering matters, or local franchising matters.

                  Based upon and limited by the foregoing and except as set forth in Schedule II hereto, we are of the opinion that, as of the date set forth above:

         1. Seller holds all licenses, permits and authorizations required from the FCC to operate the System in the manner in which we have been advised that it is being operated, which licenses, permits and authorizations are listed in
Schedule I hereto. Each such license, permit and authorization has been issued by the FCC, remains in full force and effect, and transfer thereof to Buyer on the Closing Date as defined in the Agreement has been approved by the FCC, to the extent such approval is required.

         2. All materially required FCC filings required to be made by Seller in connection with its operation of the System have been made, including, but not limited to, Registration Statements and FCC Annual Report Forms 325, Schedule A, to the extent such forms are required. All FCC authorizations needed to utilize the frequencies currently used by the Systems have been obtained.

         3. Basic Signal Leakage Performance Reports (FCC Annual Report Forms
320) for 1990-1996, are on file with the FCC for each community unit operated by the System. Although those forms indicate passing test results, we render no opinion as to the methodology or accuracy of the actual measurements taken.

         4. EEO Annual Report Forms 395(A) have been filed with the FCC for each employment unit associated with the System for calendar years 1988-1996. Except as noted in Schedule II, the employment unit has been certified by the FCC for calendar years 1988-1996.

         5. To the best of our knowledge, Seller has provided subscriber privacy notices to subscribers of the System on an annual basis since 1986. Seller also provides these notices to new subscribers at the time of installation. Our opinion is limited to the fact that such notices have been provided, and we express no opinion as to whether the contents of such notices comply with the requirements of the Communications Act or FCC regulations.

         6. To the best of our knowledge, based on information provided by Seller, the System is carrying all of the "must-carry" signals required to be carried pursuant to Federal Law. To the best of our knowledge, based on information provided by Seller, Seller has obtained all necessary retransmission consents for the broadcast signals currently carried on the system. Except as set

Exhibit G -- Page 2
forth in Schedule II hereto, to the best of our knowledge, based on information provided by Seller, there have been no "must carry" complaints filed at the FCC against the System.

         7. Based solely upon the information provided by Seller as to antenna structure, height, location and proximity to any aircraft landing areas, all antenna structures that we have been advised as being utilized by Seller in connection with its operation of the System are in compliance with the FCC's tower registration requirements. These antenna structures are listed in Schedule I hereto. We express no opinion as to compliance with any requirements of Part 17 of the FCC's rules (such as antenna structure, marking and lighting requirements) other than those delineating the circumstances under which notification to the Federal Aviation Administration and FCC is required.

         8. There is no FCC judgment, decree or order which has been issued against Seller with respect to the system, nor is there any FCC action, proceeding or investigation pending or, to the best of our knowledge, threatened by the FCC against Seller with respect to the System.

         9. The timely filing of the periodic Statements of Account and accompanying royalty fees qualifies the Seller for a compulsory license for the carriage of the broadcast signals utilized by the System. Seller has filed all required Statements of Account and supplements thereto, and, to the best of our knowledge, has timely paid its statutory royalties for all accounting periods beginning at least as early as the first accounting period of 1993, and all primary transmissions listed in the latest Statements of Account qualify for a compulsory copyright license. Although we render no opinion as to the methodology or calculations used to determine "gross receipts" for copyright purposes, there have been no inquiries received from the Copyright Office or any other party which challenge or question either the computation or amount of any royalty payments or the validity of the Statements of Account, and there is no claim, action or demand for copyright infringement or for non-payment of royalties, pending or, to the best of our knowledge, threatened against the Seller.

         10. Except for any necessary FCC approvals which have been obtained, the execution, delivery and performance of this Agreement does not require the approval of the FCC, will not result in any violation of the rules and regulations of the FCC, and will not cause any forfeiture or impairment of any FCC license, authorization or permit of Seller.


Exhibit G -- Page 3

                  This opinion has been prepared solely for your use in connection with the closing of transactions under the Agreement, and may not be relied upon by, filed with or furnished to any other person or entity without the prior written consent of this firm.

                                       Very truly yours,

                                       COLE, RAYWID & BRAVERMAN, L.L.P.


                                       By:_________________________

Exhibit G -- Page 4

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                    EXHIBIT H

                            NONCOMPETITION AGREEMENT




         NONCOMPETITION AGREEMENT dated as of _____________, 1997 (the "CLOSING DATE") among TCI Communications, Inc., a Delaware corporation ("TCIC"), TeleCommunications, Inc. ("TCI") and Rifkin Acquisition Partners, L.L.L.P., a Colorado limited liability limited partnership ("RIFKIN").


                                    Recitals

         A. Each of TCI and TCIC is an indirect parent entity of the general partner of American Cable TV Investors 5, Ltd. ("ACT 5").

         B. ACT 5 and Rifkin have entered into an Asset Purchase Agreement, dated as of __________, 1996 (the "AGREEMENT"), pursuant to which on the date hereof ACT 5 has conveyed to Rifkin substantially all of the assets of ACT 5's cable television system operating in the Franchise Areas set forth on Exhibit A attached hereto (the "SYSTEM").

         C. The Agreement provides that, as a condition to Rifkin's obligation to perform each of its obligations at Closing under the Agreement, TCI and TCIC will execute and deliver this Noncompetition Agreement.

         D. As consideration for TCI and TCIC, in addition to ACT 5 and IR-TCI Partners V, L.P., each entering into a covenant not to compete, Rifkin will pay to ACT 5 a portion of the Purchase Price equal to $_____________ [to be agreed upon by Rifkin and ACT 5 prior to Closing].

         E. All capitalized terms not otherwise defined herein shall have the meanings ascribed in the Agreement.

         Accordingly, the parties agree as follows:


Exhibit H -- Page 1

         1. Acknowledgements. Each of TCI, TCIC and Rifkin acknowledges that the agreements and covenants contained herein are essential to protect the Business of ACT 5 acquired by Rifkin pursuant to the Agreement.

         2. Covenant Not to Compete. For the period commencing on the Closing Date and expiring on the third anniversary thereof, each of TCI and TCIC shall not, and shall cause its Affiliates which it controls, not to, without the prior written consent of Rifkin, to compete with Rifkin by selling or attempting to provide any wireline cable television services, data transmission, telephone services or security alarm monitoring (but specifically excluding video programming provided by TCI or its Affiliates to other cable television operators) delivered by means of terrestrial cable within a 20 mile radius of the areas served by the System on the Closing Date. This paragraph 2 shall not be applicable to InterMedia Partners or any Affiliate of InterMedia Partners of which Leo J. Hindrey, Jr. is currently, directly or indirectly, the managing general partner.

Exhibit H -- Page 2

         3. Scope of Noncompetition Agreement. The scope of this Noncompetition Agreement in time, geography and types and limits of activities is reasonable and necessary for the protection of Buyer.

         4. Rights and Remedies Upon Breach; Specific Performance. Because of the unique nature of the assets comprising the System, Rifkin will not have an adequate remedy at law if TCI or TCIC breaches this Noncompetition Agreement. Accordingly, Rifkin shall be entitled upon application to any court of competent jurisdiction, to an injunction prohibiting any violation of this Noncompetition Agreement, in addition to any other rights or remedies to which Rifkin may be entitled at law or in equity. Each of TCI and TCIC hereby waives and covenants not to assert in any action or proceeding, any claim or defense that there exists an adequate remedy at law for breach of this Noncompetition Agreement.

         5. Blue-Penciling. If this Noncompetition Agreement is found by any court of competent jurisdiction to be too broad in extent, whether as to activities restricted, the time period of such restrictions or geographic areas in which such activities are restricted, this Noncompetition Agreement shall nevertheless remain effective but shall be deemed amended to the extent considered by such court to be reasonable, and shall be fully enforceable as so amended.

         6. Assignment; Amendment. All of the terms and provisions of this Noncompetition Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Noncompetition Agreement shall not be assignable by TCI or TCIC without the prior written consent of Rifkin. This Noncompetition Agreement may be amended only by written agreement of the parties hereto.


Exhibit H -- Page 3

         7. Applicable Law. The validity, performance and enforcement of this Noncompetition Agreement shall be governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties have executed this Noncompetition Agreement as of the date first written above.


                                     TELE-COMMUNICATIONS, INC.

                                     By:__________________________
                                        Name:
                                        Title:

                                     TCI COMMUNICATIONS, INC.

                                     By:__________________________
                                        Name:
                                        Title:

                                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.

                                     By:__________________________
                                        Name:
                                        Title:

Exhibit H -- Page 4

                                    EXHIBIT A



Shelbyville System:

         City of Shelbyville
         Bell Buckle
         Wartrace
         Bedford County

Manchester System:

         City of Manchester
         Coffee County


Exhibit H -- Page 5

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 1.1
                                SUBSCRIBER RATES


SHELBYVILLE:                                         Monthly Subscriber Rates
                                                     Effective June 30, 1996
                                                     -----------------------
Basic Subscriber Rate:                                        $  9.94
Expanded Basic Services Rate:                                   10.65(1)
                                                              -------
         Total Basic and Expanded Basic:                      $ 20.59

MANCHESTER:                                          Monthly Subscriber Rates
                                                     Effective June 30, 1996
                                                     -----------------------

Basic Subscriber Rate:                                        $ 10.33
Expanded Basic Services Rate:                                   10.83(2)
                                                              -------
         Total Basic and Expanded Basic:                        21.16

--------

(1) Expanded Basic Services Rate for existing senior citizen subscribers as of June 30, 1996 is $9.58.

(2) Expanded Basic Services Rate for existing senior citizen subscribers as of June 30, 1996 is $9.26.

Schedule 1.1 -- Page 1

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 1.2
                                    CONSENTS

1.       City of Shelbyville.*

2.       City of Bell Buckle.*

3.       Town of Wartrace*

4.       City of Manchester.**

5.       Coffee County.**

6.       Bedford County (expiring 10/7/2006)**

7.       Bedford County (expiring 4/10/97)**

8. Duck River Electric Membership Corporation, pursuant to a License Agreement for Pole Attachments, dated May 14, 1988, between Duck River Electric Membership Corporation and American Cable TV Investors 5, Ltd.

9. Shelbyville Electric Power, Water & Sewerage System, pursuant to a Pole Attachment Agreement, dated June 1, 1994, between Shelbyville Electric Power, Water & Sewerage System and American Cable TV Investors 5, Ltd.

10. BellSouth Telecommunications, Inc., pursuant to a License Agreement for Pole Attachments, dated June 1, 1993, between BellSouth
         Telecommunications, Inc. and American Cable TV Investors 5, Ltd.

11. Omkar, Inc. d/b/a Hampton Inn, pursuant to a Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between Omkar, Inc. d/b/a Hampton Inn and American Cable TV Investors 5, Ltd.**

12. Ambassador Motel, pursuant to a Bulk Cable Television Multiple Unit Agreement, dated January 1, 1996, between American Cable TV Investors 5, Ltd. and Ambassador Motel.**

--------

*        Required consent.

**       Notice only required.

Schedule 1.2

13. Travelers Inn, pursuant to a Bulk Multiple Unit Service Agreement, dated January 1, 1995, between Travelers Inn and American Cable TV Investors 5, Ltd.**

14. Scottish Inn, pursuant to a Cable Television Multiple Unit Agreement, dated January 1, 1995, between Scottish Inn and American Cable TV Investors 5, Ltd.**

15. D and M Associates, Inc. d/b/a Days Inn of Manchester, pursuant to a Bulk Cable Television Multiple-Unit Agreement, dated January 1, 1995, between D and M Associates, Inc. d/b/a Days Inn of Manchester and American Cable TV Investors 5, Ltd.**

16. Cumberland Inn, pursuant to a Bulk Cable Television Multiple-Unit Agreement, dated January 1, 1995, between Cumberland Inn and American Cable TV Investors 5, Ltd.**

17. Comfort Inn, pursuant to a Bulk Cable Television Multiple-Unit Agreement, dated January 1, 1995, between Comfort Inn and American Cable TV Investors 5, Ltd.**

18. R.K. Corporation, pursuant to a Bulk Cable Television Multiple-Unit Agreement, dated January 1, 1995, between R.K. Corporation (Econolodge) and American Cable TV Investors 5, Ltd.**

19. Lenders, pursuant to a Revolving Credit Agreement, dated June 30, 1992, among American Cable TV Investors 5, Ltd., Various Financial Institutions and Bank of America f/k/a Continental Bank, N.A. and NationsBank of Texas, N.A., including all financing and security documents relating thereto.(1)

20. Glenoak Convalescent Center, pursuant to a Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between American Cable TV Investors 5, Ltd. and Glenoak Convalescent Center.**

21. Shelbyville Inn, pursuant to a Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between American Cable TV Investors 5, Ltd. and the Shelbyville Inn.**

22. Shelbyville Housing Authority, pursuant to a Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between Shelbyville Housing Authority and American Cable TV Investors 5, Ltd.**

--------

(1) The proceeds from the sale of the System will be used to repay any amount of the loan outstanding as of the Closing Date.

*        Required consent.

**       Notice only required.

Schedule 1.2

23. Federal Communications Commission for the transfer of licenses listed on Schedule 1.5.*

24. TCI Cablevision Associates, Inc. f/k/a Daniels & Associates, Inc., pursuant to a Management Agreement, dated May 14, 1987, between TCI Cablevision Associates, Inc. f/k/a Daniels & Associates, Inc. and American Cable TV Investors 5, Ltd.

25. Lloyd Simmons and Peggy Simmons, pursuant to a Lease Agreement, dated January 16, 1992, between Lloyd Simmons and Peggy Simmons and American Cable TV Investors 5, Ltd.*

26. Manchester Partners, pursuant to a Lease, dated November 12, 1991, between Manchester Partners and American Cable TV Investors 5, Ltd. d/b/a United Artists Cable of Tennessee, as amended December 1, 1993.*

--------------

*  Required consent.

** Notice only required.


Schedule 1.2

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 1.3
                                    EQUIPMENT


DISTRIBUTION EQUIPMENT:

                                                            SHELBYVILLE                              MANCHESTER
                                                            -----------                              ----------
------------------------------------------------------------------------------------------------------------------------------
YEAR UPGRADED/REBUILT:                                         1988                                     1980
HOMES PASSED AT 12/31/95:                                      7,796                                    6,628
MILES OF PLANT:
   Aerial                                                      160.1                                    183.7
   Underground                                                   2.3                                      7.7
                                                               ----                                     ----
   Total                                                       162.4                                    191.4

DENSITY:                                                        48                                       35
CHANNELS:
   CHANNEL CAPACITY:                                            37                                       38
   IN USE:
            Basic:                                              14                                       15
            Expanded Tier:                                      17                                       17
            Premium:                                             5                                        5
            PPV/Other:                                           1                                        1
                                                                --                                       --
            Total:                                              37                                       38

BANDWIDTH:                                    300 MHz                                  300 MHz

CABLE:
   Fiber:                                     12.8 miles 6 count                       5.8 miles 6 count
   Trunk:                                     CommScope .875 and .750                  CommScope .875 and .750
   Feeder:                                    CommScope .625 and .500                  CommScope .625 and .500
   Drops:                                     RG-6, RG-11                              RG-6

PLANT ELECTRONICS:
   Amplifiers                                 SA push/pull                             SA
   Longest Amplifier Cascade                  23                                       27

TAPS:                                         Regal, Magnavox                          SA, Regal, Magnavox, RMS

PREMIUM SECURITY:
   Addressable                                No                                       No
   Positive/Negative Traps                    Eagle Negative E, G, H, I                Positive traps Channels 7, 12, R, F,
                                              Positive 12                              H
CONVERTERS:
   Addressable                                Jerrold 550                              Jerrold 550
   Standard                                   Regal RR-92                              Regal, Hamlin
------------------------------------------------------------------------------------------------------------------------------


Schedule 1.3--Page 1

HEADEND EQUIPMENT:

                                                              SHELBYVILLE                              MANCHESTER
                                                              -----------                              ----------
------------------------------------------------------------------------------------------------------------------------------
HEADEND LOCATION:                             823 Wartrace Bell Buckle Road                596 Perry Road
                                              Wartrace, TN                                 Manchester, TN

HEADEND SITE - OWNED/LEASED:                  Owned                                        Owned

TOWER TYPE/SIZE:                              180' Guyed                                   250' Guyed

EARTH STATIONS:                               1 - SA 4.5 meter                             2 - 6 meter
                                              1 - Anixter 5.0 meter                        1 - 5 meter
                                              1 - Comtek 3.8 meter                         1 - 4.5 meter
                                                                                           1 - 2.8 meter

RECEIVERS:                                   29 - SA 6600                                 30 - SA 6600
                                              1 - SportCom Wegener 1815-03                 1 - SportCom Controller

MODULATORS:                                  26 - SA 6350                                 23 - SA 6350
                                              3 - Jerrold Commander IV                     2 - Wegener 1601

PROCESSORS:                                  75 - SA 6150                                  8 - SA 6150

STEREO ENCODERS:                              N/A                                          1 - Jerrold Commander IV

SCRAMBLER/ENCODERS:                           1 - Pico                                     5 - Eagle EE-2001

DESCRAMBLERS:                                29 - Videocipher II                          28 - Eagle Videocipher I

AD INSERTION EQUIPMENT:                       2 - Sony 3/4 inch                            2 - Channelmatic Switcher
                                                                                                CCV-202A
                                              1 - Channel control unit 202                 2 - Sony Player VP-7020
                                              1 - Channelmatic Network                     1 - B-Mac/Compression
                                                   Switcher                                     DRD
                                                                                           2 - SA Modulator 6330

BACKUP POWER SUPPLY:                          1 General propane generator                  General 93A04822-S
                                                                                           1 - AT&T Lightguide
                                                                                                Distribution Shelf
                                                                                           1 - AT&T LaserLink II
                                                                                                Laser
                                                                                           1 - Weather Star
------------------------------------------------------------------------------------------------------------------------------


Schedule 1.3--Page 2

VEHICLE LIST:
                                                                                   VEHICLE
                                                          MAKE/                IDENTIFICATION                 OWNED/
             SYSTEM                      YEAR             MODEL                    NUMBER                     LEASED
             ------                      ----             -----                    ------                     ------
SHELBYVILLE
-----------
                                         1993            GMC 1500             1GTEC14H1PZ537176               Owned
                                         1993            GMC 1500             1GTEC14H7PZ537036               Owned
                                         1992            GMC 3500             1GDKC34N6NJ522040               Owned
                                         1992            GMC 1500             1GTEC14H3NZ532428               Owned
                                                      --------------
   Total Number of                                           4
   Vehicles

MANCHESTER
----------
                                         1996            GMC 3500             1GDKC34J9TJ513228               Owned
                                                           HDCC
                                                          bucket
                                                          truck
                                         1995            GMC 1500             1GTEC14H5SZ517814               Owned
                                                          Sierra
                                         1994            GMC 1500             1GTEC14H8CE541378               Owned
                                                          Sierra
                                         1993            GMC 1500             1GTEC14H9PZ537216               Owned
                                                          Sierra
                                         1992            GMC 1500             1GTEC14H8NZ532294               Owned
                                                          Sierra
                                                      --------------
   Total Number of                                          5
   Vehicles

   Total Number of                                          9
   Vehicles


Schedule 1.3--Page 3

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                      AMERICAN CABLE TV SOUTHERN TENNESSEE

                                  SCHEDULE 1.4
                                 FRANCHISE AREAS


SHELBYVILLE SYSTEM:

   FRANCHISE AUTHORITY

            City of Shelbyville
            City of Bell Buckle
            Town of Wartrace
            Bedford County

MANCHESTER SYSTEM:

   FRANCHISE AUTHORITY

            City of Manchester
            Coffee County

Schedule 1.4--Page 1

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 1.5
                              GOVERNMENTAL PERMITS




FRANCHISE AUTHORITY:                                    EXPIRATION DATE:                       FRANCHISE FEE:
--------------------                                    ----------------                       --------------
City of Shelbyville cable television                    3/10/2005                              5%
franchise.

City of Bell Buckle cable television                    8/8/2000                               None
franchise.

Town of Wartrace cable television                       8/8/2000                               None
franchise.

City of Manchester cable television                     1/26/2026                              3%**
franchise.

Coffee County cable television franchise.*              1/26/2026                              3%**

County of Bedford cable television                      10/7/2006                              5%
franchise.
                                                        4/10/1997                              None
County of Bedford cable television
franchise.

FCC LICENSES AND REGISTRATIONS:

Type                       Call Sign                 City, State                        Expiration Date
----                       ---------                 -----------                        ---------------
ES                         WJ78                      Shelbyville, TN                             8/28/2001
ES                         WU36                      Manchester, TN                              9/19/2004
IB *                       WSZ739                    Shelbyville, TN                             9/2/97

*   Consent required to transfer.

** The relevant franchise agreements allow the respective franchise authority, with proper notice, to increase the franchise fee up to 5%.

Schedule 1.5

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 1.6
                             PERMITTED ENCUMBRANCES

                                      None.

Schedule 1.6

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 1.7
                                  REAL PROPERTY




LEASED PROPERTY:

      SYSTEM                          LESSOR                      USE                       ADDRESS
      ------                          ------                      ---                       -------
Shelbyville                     Lloyd Simmons and                  Office               209 Thompson Street
                                Peggy Simmons                                                     Shelbyville
-----------------------------------------------------------------------------------------------------------------------
Manchester *                    Manchester Partners             Office               2161 Hillsboro Blvd.
                                                                                     Manchester
-----------------------------------------------------------------------------------------------------------------------



OWNED PROPERTY:
      SYSTEM                                                   USE/SYSTEM                    ADDRESS
      ------                                                   ----------                    -------
-----------------------------------------------------------------------------------------------------------------------
Shelbyville                                                     Headend            823 Bell Buckle/Wartrace
                                                                                   Road
                                                                                   Wartrace
-----------------------------------------------------------------------------------------------------------------------
Manchester                                                      Headend            596 Perry Road
                                                                                   Manchester
-----------------------------------------------------------------------------------------------------------------------






----------
* Lease expired. Request for renewal has been made, but lessor has not responded.

Schedule 1.7

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 1.8
                                SELLER CONTRACTS


1. License Agreement for Pole Attachments, dated May 14, 1988, between Duck River Electric Membership Corporation and American Cable TV Investors 5, Ltd.

2. License Agreement for Pole Attachments, dated June 1, 1993, between BellSouth Telecommunications, Inc. and American Cable TV Investors 5, Ltd.

3. Pole Attachment Agreement, dated June 1, 1994, between Shelbyville Electric Power, Water & Sewerage System and American Cable TV Investors 5, Ltd.

4. Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between Omkar, Inc. d/b/a Hampton Inn and American Cable TV Investors 5, Ltd.

5. Bulk Cable Television Multiple Unit Agreement, dated January 1, 1996, between American Cable TV Investors 5, Ltd. and Ambassador Motel.

6. Bulk Multiple Unit Service Agreement, dated January 1, 1995, between Travelers Inn and American Cable TV Investors 5, Ltd.

7. Cable Television Multiple Unit Agreement, dated January 1, 1995, between Scottish Inn and American Cable TV Investors 5, Ltd.

8. Bulk Cable Television Multiple-Unit Agreement, dated January 1, 1995, between D and M Associates, Inc. d/b/a Days Inn of Manchester and American Cable TV Investors 5, Ltd.

9. Bulk Cable Television Multiple-Unit Agreement, dated January 1, 1995, between Cumberland Inn and American Cable TV Investors 5, Ltd.

10. Bulk Cable Television Multiple-Unit Agreement, dated January 1, 1995, between Comfort Inn and American Cable TV Investors 5, Ltd.

11. Bulk Cable Television Multiple-Unit Agreement, dated January 1, 1995, between R.K. Corporation (Econolodge) and American Cable TV Investors 5, Ltd.


Schedule 1.8--Page 1

12. Revolving Credit Agreement, dated June 30, 1992, among American Cable TV Investors 5, Ltd., Various Financial Institutions and Bank of America, Illinois f/k/a Continental Bank, N.A. and NationsBank of Texas, N.A., and all financing and security arrangements relating thereto.

13. Management Agreement, dated May 14, 1987, between TCI Cablevision Associates, Inc. f/k/a Daniels & Associates, Inc. and American Cable TV Investors 5, Ltd.

14. Easement and Construction Agreement, dated September 21, 1993, between American Cable TV Investors 5, Ltd. d/b/a United Artists Cable of Tennessee and Pat Marsh.

15. Easement and Construction Agreement, dated September 1, 1993, between American Cable TV Investors 5, Ltd. d/b/a United Artists Cable of Tennessee and R.S. Pollaek.

16. Letter Agreement Authorizing Right-of-Way, dated August 6, 1993, between American Cable TV Investors 5, Ltd. d/b/a United Artists Cable of Tennessee and George Dennis.

17. Easement and Construction Agreement, dated September 1, 1993, between American Cable TV Investors 5, Ltd. d/b/a United Artists Cable of Tennessee and Erine Dill.

18. Easement and Construction Agreement, dated September 24, 1993, between American Cable TV Investors 5, Ltd. d/b/a United Artists Cable of Tennessee and William D. Hart.

19. Lease Agreement, dated January 16, 1992, between Lloyd Simmons and Peggy Simmons and American Cable TV Investors 5, Ltd.

20. Lease Renewal, dated November 27, 1993, between American Cable TV Investors 5, Ltd. d/b/a United Artists Cable of Tennessee, and Brandywine Real Estate Management Services Corporation.

21. Lease Renewal, dated November 27, 1993, between American Cable TV Investors 5, Ltd. d/b/a United Artists Cable of Tennessee and Parkmoore Management Corporation.

22. Lease, dated November 12, 1991, between Manchester Partners and American Cable TV Investors 5, Ltd. d/b/a United Artists Cable of Tennessee, as amended December 1, 1993.

23. Warranty Deed, dated April 21, 1993, between Vicki Bramblett and American Cable TV Investors 5, Ltd.

24. Cable Television Easement and Maintenance Agreement, dated September 15, 1993, between The Webb School and American Cable TV Investors 5, Ltd, as amended on September 26, 1995.


Schedule 1.8--Page 2

25. Bulk Multiple Unit Service Agreement, dated January 1, 1995, between American Cable TV Investors 5, Ltd. and Blue Ribbon Inn, as amended on March 20, 1996.

26. Bulk Multiple Unit Service Agreement, dated January 1, 1995, between Budget Motel and American Cable TV Investors 5, Ltd.

27. Bulk Multiple Unit Service Agreement, dated January 1, 1995, between American Cable TV Investors 5, Ltd. and Suburban Motel.

28. Bulk Multiple Unit Service Agreement, dated January 1, 1995, between American Cable TV Investors 5, Ltd. and the Magnolia Motel, as amended on February 1, 1995.

29. Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between American Cable TV Investors 5, Ltd. and Glenoak Convalescent Center.

30. Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between Shelbyville Housing Authority and American Cable TV Investors 5, Ltd.

31. Amendment to Bulk Cable Television Agreement, dated January 1, 1995, between American Cable TV Investors 5, Ltd. and Shivani Corporation.

32. Bulk Multiple Unit Service Agreement, dated January 1, 1995, between American Cable TV Investors 5, Ltd. and Thompson Motel.

33. Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between American Cable TV Investors 5, Ltd. and the Shelbyville Inn.

34. Bulk Multiple Unit Service Agreement, dated January 1, 1995, between American Cable TV Investors 5, Ltd. and A.L. Stephenson.

35. Bulk Multiple Unit Service Agreement, dated February 24, 1995, between American Cable TV Investors 5, Ltd. and John Roche (Oakwood Park).

36. Bulk Multiple Unit Service Agreement, dated March 3, 1995, between American Cable TV Investors 5, Ltd. and Idrihd Vohre (Bedford Motor Court).

37. Cable Television Bulk Billing Agreement, dated October 25, 1991, between Bedford County General Hospital and American Cable TV Investors 5, Ltd, as amended on March 14, 1996.

38. Bulk Multiple Unit Service Agreement, dated January 1, 1995, between American Cable TV Investors 5, Ltd. and Trucker's Inn.

Schedule 1.8--Page 3

39. Bulk Multiple Unit Service Agreement, dated January 1, 1995, between American Cable TV Investors 5, Ltd. and Best Western/Old Fort Motor Inn.

40. Bulk Multiple Unit Service Agreement, dated January 1, 1995, between American Cable TV Investors 5, Ltd. and Professional Manor.

41. Bulk Multiple Unit Service Agreement, dated January 1, 1995, between American Cable TV Investors 5, Ltd. and Coffee County Medical Center.

42. Bulk Multiple Unit Service Agreement, dated January 1, 1995, between American Cable TV Investors 5, Ltd. and Park Motel.

43. Retransmission Consent Agreement, dated September 17, 1993, between WSMV and American Cable TV Investors 5, Ltd. d/b/a United Artists Cable of Tennessee.

44. Retransmission Consent Agreement, dated September 2, 1993, between WTVF and American Cable TV Investors 5, Ltd. d/b/a United Artists Cable of Tennessee.

Schedule 1.8--Page 4

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 1.9
                                     SYSTEM

                  American Cable TV of Southern Tennessee comprising the System included in the Franchise Areas set forth in Schedule 1.4.

Schedule 1.9

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 4.2
                                 EXCLUDED ASSETS

                  Revolving Credit Agreement, dated June 30, 1992, among American Cable TV Investors 5, Ltd., Various Financial Institutions and Bank of America, Illinois f/k/a Continental Bank, N.A. and NationsBank of Texas, N.A., and all financing and security documents relating thereto.

Schedule 4.2

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                 SCHEDULE 5.3(b)
           VIOLATIONS OF PARTNERSHIP AGREEMENT AND LEGAL REQUIREMENTS

                  If consents to transfer the franchises and FCC licenses listed on Schedule 1.5 are not obtained or notice is not given as required by the terms of the underlying documents, Seller may be deemed to have violated a Legal Requirement.

                  If consents to the assignment of the following agreements are not obtained or notices are not given as required by the terms of the agreements, such agreements may be terminated:

 1. License Agreement for Pole Attachments, dated May 14, 1988, between Duck River Electric Membership Corporation and American Cable TV Investors 5, Ltd.

 2. License Agreement for Pole Attachments, dated June 1, 1994, between Shelbyville Electric Power, Water & Sewerage System and American Cable TV Investors 5, Ltd.

 3. License Agreement for Pole Attachments, dated June 1, 1993, between BellSouth Telecommunications, Inc. and American Cable TV Investors 5, Ltd.

 4. Management Agreement, dated May 14, 1987, between TCI Cablevision Associates, Inc. f/k/a Daniels & Associates, Inc. and American Cable TV Investors 5, Ltd.

 5. Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between Omkar, Inc. d/b/a Hampton Inn and American Cable TV Investors 5, Ltd.

 6. Bulk Cable Television Multiple Unit Agreement, dated January 1, 1996, between Ambassador Motel and American Cable TV Investors 5, Ltd.

 7. Bulk Multiple Unit Service Agreement, dated January 1, 1995, between Travelers Inn and American Cable TV Investors 5, Ltd.

 8. Cable Television Multiple Unit Agreement, dated January 1, 1995, between Scottish Inn and American Cable TV Investors 5, Ltd.

 9. Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between D and M Associates d/b/a Days Inn of Manchester and American Cable TV Investors 5, Ltd.

Schedule 5.3(b)--Page 1

 10. Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between Cumberland Inn and American Cable TV Investors 5, Ltd.

 11. Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between Comfort Inn and American Cable TV Investors 5, Ltd.

 12. Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between R.K. Corporation (Econolodge) and American Cable TV Investors 5, Ltd.

 13. Revolving Credit Agreement, dated June 30, 1992, among American Cable TV Investors 5, Ltd., various financial institutions and Bank of America f/k/a/ Continental Bank, N.A. and NationsBank of Texas, N.A., including all financing and security documents relating thereto.(1)

 14. Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between Glenoak Convalescent Center and American Cable TV Investors 5, Ltd.

 15. Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between the Shelbyville Inn and American Cable TV Investors 5, Ltd.

 16. Bulk Cable Television Multiple Unit Agreement, dated January 1, 1995, between Shelbyville Housing Authority and American Cable TV Investors 5, Ltd.

 17. The agreements marked with an asterisk on Schedule 1.2 represent Required Consents.

 18. Lease Agreement, dated January 16, 1992, between Lloyd Simmons and Peggy Simmons and American Cable TV Investors 5, Ltd.

 19. Lease, dated November 12, 1991, between Manchester Partners and American Cable TV Investors 5, Ltd. d/b/a United Artists Cable of Tennessee, as amended December 1, 1993.

--------
         (1) The proceeds from the sale of the System will be used to repay any amount of the loan outstanding as of the Closing Date.

Schedule 5.3(b)--Page 2

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 5.4
                                COMPLETE SYSTEMS

                  None.

Schedule 5.4

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 5.5
                         ENCUMBRANCES ON SELLER'S TITLE

                  Assets of American Cable TV Investors 5, Ltd. have been pledged as collateral under the Revolving Credit Agreement, dated as of June 30, 1992, among American Cable TV Investors 5, Ltd., Various Financial Institutions and Bank of America, Illinois f/k/a Continental Bank, N.A. and NationsBank of Texas, N.A. (including all financing and security documents relating thereto). All encumbrances related to the foregoing shall be satisfied and removed at or prior to Closing by Seller and the Lenders thereto.

Schedule 5.5

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 5.7
                                  ENVIRONMENTAL

                  None.

Schedule 5.7

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 5.8
                               COMPLIANCE WITH LAW

                  As of the date of this Agreement, Seller may not have paid the 5% franchise fee in connection with the County of Bedford cable television franchise.

Schedule 5.8

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 5.12
                                LEGAL PROCEEDINGS

                  None.

Schedule 5.12

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                SCHEDULE 5.13(c)
                               EMPLOYMENT MATTERS

                  None.

Schedule 5.13(c)

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                SCHEDULE 5.13(d)
                                    EMPLOYEES

               SYSTEM                                      NAME                          SALARY/WAGES
                          OFFICE/ADMINISTRATION
Shelbyville                                                Marie Faris                   $32,175/year
Shelbyville                                                Sandy Gilmore                 $10.50/hour
Shelbyville                                                Kristie Bryan                 $8.80/hour
Shelbyville                                                Keri McCullough               $7.50/hour
Manchester                                                 Deborah Amacher               $32,175/year
Manchester                                                 Jeanette Gray                 $6.75/hour
Manchester                                                 Karen Paulsen                 $7.50/hour
Manchester                                                 Joy Malone                    $9.10/hour
                               TECHNICAL

Shelbyville                                                Billy Watkins                 $15.50/hour
Shelbyville                                                Stan Marsh                    $8.75/hour
Shelbyville                                                Jamie Boyce                   $10.66/hour
Shelbyville                                                Mark Bryant*                  $7.50/hour
Manchester                                                 Terry Sanders*                $7.00/hour
Manchester                                                 Brian Langham                 $12.00/hour
Manchester                                                 Michael Jones                 $11.50/hour
Manchester                                                 Shannon Frame                 $7.75/hour


* Not employed as of June 30, 1996. Chris Stone was employeed during such period, and earned $11.00/hour until his employment terminated in August of 1996.

Schedule 5.3(d)

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                SCHEDULE 5.13(e)
                                 EMPLOYER PLANS

CIGNA Health Maintenance Organization.

CIGNA Preferred Provider Organization Plan.

1995 TCI Benefits Plan.





Schedule 5.3(e)

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 5.14

                               SYSTEM INFORMATION

                               AS OF JUNE 30, 1996

Number of Equivalent Basic Subscribers:              11,471

Number of Subscribers of Expanded

    Basic Services:                                  10,555

Bandwidth:                                           300 MHz

Homes Passed by the System:                          14,504

Number of Miles of Plant:                            361.02

Channel Lineup:

SHELBYVILLE:                                           MANCHESTER:
BUDGET CABLE:                                          BUDGET CABLE:
2 WKRN                       ABC Nashville                               2 WKRN                       ABC Nashville
3 WZTV                       FOX Nashville                               3 WZTV                       FOX Nashville
4 WSMV                       NBC Nashville                               4 WSMV                       NBC Nashville
5 WTVF                       CBS Nashville                               5 WTVF                       CBS Nashville
6 QVC                                                                    6 LOCAL
7 LOCAL                                                                  7 SHOWTIME*

Schedule 5.14 -- Page 1

8 WDCN                       PBS Nashville                               8 WDCN                       PBS Nashville
9 C-Span                                                                 9 C-Span
10 The Family Channel                                                    10 WHTN
11 The Weather Channel                                                   11 The Weather Channel
12 ENCORE*                                                               12 ENCORE*
13 CMT                                                                   13 CMT
14 WHTN                                                                  14 The Family Channel

SHELBYVILLE:                                                             MANCHESTER:

15 Arts & Entertainment                                                  15 DISNEY*
16 WXMT - Channel 30         Nashville                                   16 WXMT
                                                                         17 Arts & Entertainment
                                                                         18 QVC
                                                                         19 HBO*
                                                                         20 Nickelodeon


PLUS SERVICE:                                                            PLUS SERVICE:

17 USA                                                                   21 CINEMAX*
18 CINEMAX*                                                              22 American
                                                                            Movie Classics
20 HBO*                                                                  23 CNN Cable
                                                                            News Network
21 SHOWTIME*                                                             24 MTV


Schedule 5.14

22 DISNEY*                                                               25 TBS                       Atlanta
                                                                                                      Superstation

23 CNN Cable                                                             26 WGN                       Chicago
   News Network                                                                                       Superstation
24 TBS                       Atlanta                                     27 ESPN
                             Superstation
25 Discovery                                                             28 Discovery
26 VH-1                                                                  29 TNN The
                                                                            Nashville
                                                                            Network

27 WGN                       Chicago                                     30 CNBC
                             Superstation


28 TNT Turner                                                            31 VH-1/Comedy
   Network                                                                  Central
   Television
29 American                                                              32 The Nostalgia
   Movie Classics                                                           Channel
30 TNN The                                                               33 Headline News
   Nashville
   Network
31 MTV                                                                   34 Sportsouth
32 CNBC                                                                  35 USA

SHELBYVILLE:                                                             MANCHESTER:

33 Nickelodeon                                                           36 TNT Turner
                                                                            Network
                                                                            Television
34 Headline News                                                         37 Lifetime
35 Sportsouth                                                            38 BET Black
                                                                            Entertainment
                                                                            Television

Schedule 5.14

36 ESPN                                                                  40 Pay Per View*
37 Lifetime
38 BET Black
   Entertainment
   Television

40 Pay Per View*

--------------
*        Available for an additional monthly fee.

Schedule 5.14

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                  SCHEDULE 5.16
                                      TAXES

                  All Tax Returns required to be filed for the year ended December 31, 1996 and Taxes due or payable on such Tax Returns are anticipated to be filed and paid by Seller no later than June 30, 1997.

Schedule 5.16

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                     AMERICAN CABLE TV OF SOUTHERN TENNESSEE

                                 SCHEDULE 6.3(a)
                CONSENTS TO BE OBTAINED OR WAIVED BY CLOSING DATE

                  None.

Schedule 6.3(a)

                                ESCROW AGREEMENT

                  ESCROW AGREEMENT, dated as of November 29, 1996, by and among American Cable TV Investors 5, Ltd., a Colorado limited partnership ("Seller") and Rifkin Acquisition Partners, L.L.L.P., a Colorado limited liability limited partnership ("Buyer"), and Kaye, Scholer, Fierman, Hays & Handler, LLP, a New York limited liability partnership, as escrow agent ("Escrow Agent").

                  Seller and Buyer have entered into an Asset Purchase Agreement, dated as of November 29, 1996, to sell and purchase certain cable television assets (the "Agreement"). Pursuant to the Agreement, Kaye, Scholer, Fierman, Hays & Handler, LLP, was designated as the escrow agent thereunder. Escrow Agent has agreed to act as an escrow agent pursuant to the terms of this Escrow Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

                  It is agreed as follows:

1 ESCROW FUND. Buyer has, pursuant to Section 3.1 of the Agreement, deposited $493,750 in cash by means of wire or interbank transfer in immediately available funds in Escrow Agent's "Kaye, Scholer, Fierman, Hays & Handler, LLP Attorney Trust Account No. 040-0251-95; Attention:
         Gregory Ciolek," at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041 -- ABA No. 021000128 to be held in escrow pursuant to the terms of the Agreement (such amount, together with any earnings thereon, being the "Escrow Fund"), to be held and disbursed by Escrow Agent in accordance with this Escrow Agreement.

2        DISBURSEMENT.

                  2.1 NOTICES. Escrow Agent shall pay over the Escrow Fund upon receipt of a written notice, in the form attached hereto as Exhibit I, as follows: (a) upon receipt of such notice executed by Seller directing the Escrow Agent to pay the Escrow Fund over to Buyer, to Buyer; (b) upon receipt of such notice executed by Buyer directing the Escrow Agent to pay the Escrow Fund over to Seller, to Seller; or (c) upon receipt of such notice executed by Buyer and Seller, to the parties and in the amounts specified in the notice.

                  2.2 AGREEMENT OF SELLER AND BUYER. Seller and Buyer have agreed that (i) the Escrow Fund shall be disbursed in accordance with the terms of this Escrow Agreement and the Agreement, (ii) at the Closing Seller and Buyer shall instruct Escrow Agent to disburse the Escrow Fund to Seller or Seller's designee and (iii) unless the Closing shall theretofore have taken place or unless an unresolved claim against the Escrow Fund remains outstanding, on the date which is five Business Days after the termination of the Agreement pursuant to Article X thereof, Seller and Buyer shall instruct Escrow Agent to disburse the Escrow Fund to Buyer.

                  2.3 RELIANCE ON NOTICE. Upon receipt of the appropriate notice described in Section 2.1, Escrow Agent shall pay the Escrow Fund in accordance with Section 2.1, and Escrow Agent shall not be subject to any liability to any party for doing so. Seller and Buyer each agrees not to assert (and shall actively resist any attempt to assert on their behalf) any claim against Escrow Agent for making a payment in accordance with this Section .

3        INVESTMENT OF ESCROW FUND. Escrow Agent shall invest the Escrow Fund in
         (a) interest bearing accounts in, or certificates of deposit of, The Chase Manhattan Bank or (b) (i) obligations of the United States of America, (ii) United States government securities of agencies of the United States government which are guaranteed by the United States government or (iii) securities of governmental agencies, if the same are covered by a bank repurchase agreement. Escrow Agent may invest the Escrow Fund in one or more of the investments permitted by the preceding sentence, and may change those investments from time to time, all as it may determine in its sole and absolute discretion. Escrow Agent shall have no duty to maximize the return on the Escrow Fund and shall be fully protected in making any investment or combination of investments permitted by this Section .

4 ESCROW AGENT AS COUNSEL TO SELLER. Buyer hereby acknowledges that it is aware that Escrow Agent is acting as counsel to Seller in connection with the Agreement, this Escrow Agreement and other matters, and agrees that Escrow Agent's acting under this Escrow Agreement shall not affect its ability to act as counsel to Seller in any matter, including, but not limited to, any claim, action or proceeding with respect to this Escrow Agreement or the disposition of or entitlement to the Escrow Fund.

5        ESCROW AGENT.

                  5.1 GENERAL. Escrow Agent shall act as escrow agent and hold and disburse the Escrow Fund pursuant to the terms and conditions of this Escrow Agreement. Its duties under this Escrow Agreement shall cease upon disbursement of the Escrow Fund.

                  5.2 LIQUIDATION OF INVESTMENTS. Unless otherwise directed by notice executed by Seller and Buyer, all payments required by Section 2 shall be made in cash by means of wire or interbank transfer in immediately available funds. When necessary to provide funds in order to make any payments required by
Section 2, Escrow Agent shall liquidate any investments held by it as it may, in its sole and absolute discretion, determine to be necessary to make such payments. Escrow Agent shall have no liability for losses upon the liquidation of any such investments.

                  5.3 LIMITED DUTIES. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Escrow Agreement. Escrow Agent shall incur no liability whatsoever to any other party hereto, except for Escrow Agent's own willful misconduct in its capacity as escrow agent.

                  5.4 RELIANCE ON NOTICES. Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent may conclusively presume that the undersigned have full power and authority to instruct Escrow Agent on behalf of the respective party for which they have signed.

                  5.5 LIMITED RESPONSIBILITIES. Escrow Agent's sole responsibility upon receipt of the notice specified in Section 2.1 requiring payment pursuant to the terms of this Escrow Agreement is to pay the Escrow Fund to such party as is specified in accordance with Section 2.1, and Escrow Agent shall have no duty to determine (and shall not be affected by any knowledge concerning) the validity, authenticity or enforceability of any specification, certification made in or information contained in such notices.

                  5.6 ACTION IN GOOD FAITH. Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement, and may consult with counsel (including partners or any attorneys employed by Escrow Agent) of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                  5.7 RESIGNATION. Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of such resignation to Seller and Buyer specifying a date upon which such resignation shall take effect, whereupon a successor escrow agent, which shall be a bank or trust company with an office in New York City, shall be appointed by Seller. Escrow Agent shall be entitled to pay the Escrow Fund to any successor escrow agent so appointed. In the event no successor escrow agent has been appointed by the date specified in the notice of resignation given by Escrow Agent, Escrow Agent shall be entitled (but not required) to deliver the Escrow Fund to The Chase Manhattan Bank, who shall be deemed the successor escrow agent.

                  5.8 DISPUTES. In the event of a dispute between the parties, or if Escrow Agent shall be uncertain as to the proper disposition of the Escrow Fund, Escrow Agent shall be entitled (but not required) to retain the Escrow Fund pending direction as to the disposition thereof by a final and unappealable order of a court of competent jurisdiction or an award of an arbitrator as set forth in Section 9.1 hereof.

                  5.9 INDEMNIFICATION; ESCROW AGENT'S INTEREST IN ESCROW FUND.
(a) Seller and Buyer hereby jointly and severally agree to indemnify Escrow Agent and all partners and employees thereof for, and to hold such persons harmless against, any loss, liability, damage or expense incurred without bad faith on the part of such persons arising out of or in connection with the Escrow Agent's entering into and/or performing under this Escrow Agreement, including, but not limited to, the cost and expense (including, but not limited to, attorneys' fees, which may consist in whole or in part of the time charges at their standard rates of partners of and attorneys employed by Escrow Agent) of investigation and defending themselves against any claim or liability, and including taxes, penalties, additions to tax or interest that are incurred by the Escrow Agent with respect to taxes imposed on the Escrow Fund or any income earned or derived therefrom.

                  (b) Seller and Buyer hereby (i) jointly and severally agree that Escrow Agent shall be entitled to (x) withdraw from the Escrow Fund all sums due or reasonably likely to become due to Escrow Agent on account of Seller's and Buyer's indemnification obligations set forth above, and (y) withhold a portion of the income earned on or derived from the Escrow Fund and pay such withheld amount to the proper taxing authorities on behalf of the Escrow Fund to satisfy any tax imposed on such income, and (ii) grant to Escrow Agent a first priority lien on and security interest in and to the Escrow Fund for the purposes of securing satisfaction by Seller and Buyer of their indemnification obligations to Escrow Agent.

6 ESCROW AGENT NOT AFFECTED BY OTHER AGREEMENTS. This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent, in its capacity as such, shall not be bound by the provisions of any agreement among the parties to this Escrow Agreement and shall have no duty to inquire into, or to take into account its knowledge of, the terms and conditions of any agreement made or entered into in connection with this Escrow Agreement, including, but not limited to, the Agreement.

7 AUTHORIZED SIGNATORIES. Seller hereby authorizes Marvin Jones, and Buyer hereby authorizes Kevin Allen, to receive and execute all notices required to be given hereunder, and either party may authorize other officers to sign on its behalf by notice to the other party.

8 NOTICES. All notices, consents, approvals, demands, requests and other communications required or desired to be given hereunder must be given in writing, shall refer to this Escrow Agreement, and shall be sent by registered or certified mail, return receipt requested, by hand delivery, by facsimile or by overnight courier service, addressed to the parties hereto at their addresses set forth below, or such other addresses as they may designate by like notice:

                  (a) If to Seller:

                                    American Cable TV Investors 5, Ltd.
                                    5619 DTC Parkway
                                    Englewood, Colorado 80111
                                    Attention: Marvin Jones
                                    Facsimile No.: (303) 488-3219

                                    with a copy to:

                                    Lynn Toby Fisher, Esq.
                                    Kaye, Scholer, Fierman, Hays & Handler, LLP
                                    425 Park Avenue
                                    New York, New York  10022

                                    Facsimile No.:  (212) 836-7152

                  (b)  If to Buyer:

                                    Rifkin Acquisition Partners, L.L.L.P.
                                    360 South Monroe Street, Suite 600
                                    Denver, Colorado  80209
                                    Attention:  Kevin Allen
                                    Facsimile No.:  (303) 322-3553

                                    with a copy to:

                                    Baker & Hostetler
                                    303 East 17th Avenue, Suite 1100
                                    Denver, Colorado 80203-1264
                                    Attention:  Stuart G. Rifkin, Esq.
                                    Facsimile No.:  (303) 861-7805

                  (c) If to Escrow Agent:

                                    Kaye, Scholer, Fierman, Hays & Handler, LLP
                                    425 Park Avenue
                                    New York, New York  10022
                                    Attention:Lynn Toby Fisher, Esq. and
                                              Alan Capilupi, Director of Finance
                                    Facsimile No.:  (212) 836-8689

9        MISCELLANEOUS.

                  9.1 DISPUTE RESOLUTION. Any dispute relating to this Escrow Agreement, or the breach thereof, shall in the first instance be the subject of a meeting between Seller and Buyer within 15 days following written notice of the dispute. The meeting shall be attended by individuals with decision-making authority regarding the matter in question. If the parties cannot agree upon a resolution of the dispute within the 30-day period following receipt of notice referenced above, the dispute may be submitted by Seller or Buyer to arbitration. Such arbitration shall be conducted in Denver, Colorado before a single arbitrator appointed by the American Arbitration Association then in effect. The award of such arbitrator shall be final and may be entered by Seller or Buyer in any court of competent jurisdiction. The arbitration award may grant a reimbursement to the prevailing party of all of its fees and expenses, including reasonable attorneys' fees.

                  9.2 JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Escrow Agreement which is not submitted to arbitration as set forth in Section 9.1 shall be brought against any of the parties in the courts of the State of New York in the County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served anywhere in the world, whether within or without the State of New York.

                  9.3 CAPTIONS. The captions in this Escrow Agreement are for convenience or reference only and shall not be given any effect in the interpretation of this Escrow Agreement.

                  9.4 NO WAIVER. The failure of a party to insist upon strict adherence to any term of this Escrow Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Escrow Agreement. Any waiver must be in writing.

                  9.5 EXCLUSIVE AGREEMENT; AMENDMENT; ASSIGNMENT; NO THIRD PARTY RIGHTS. This Escrow Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto, and cannot be changed or terminated orally. No party may assign any rights or delegate any of its duties under this Escrow Agreement, but this Escrow Agreement shall be binding upon and inure to the benefit of the successors to the business and assets of Seller and Buyer and to any successor escrow agent appointed in accordance with Section 5.7. No third party shall have any rights hereunder.

                  9.6 COUNTERPARTS. This Escrow Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

                  9.7 GOVERNING LAW. This Escrow Agreement and all amendments hereof and waivers and consents hereunder shall be governed by, and all disputes arising hereunder shall be resolved in accordance with, the internal law of the State of New York, without regard to the conflicts of law principles thereof.

                  9.8 TREATMENT OF ESCROW FUND. It is understood and agreed among the parties hereto that Buyer will be treated as the owner of the Escrow Fund and Escrow Agent shall report the income, if any, that is earned on, or derived from, the Escrow Fund as income of Buyer in the taxable year or years in which such income is properly includible.

                       AMERICAN CABLE TV INVESTORS 5, LTD.

                       By:      IR-TCI Partners V, L.P.,
                                its general partner

                                By:      TCI Ventures Five, Inc.,
                                         its general partner

                                         By: /s/ Marvin Jones
                                            --------------------------
                                               Name:  Marvin Jones
                                               Title: President

                       RIFKIN ACQUISITION PARTNERS, L.L.L.P.

                       By: Rifkin Acquisition Management, L.P., its General Partner

                                By:      RT Investment Corp., its
                                         General Partner

                                         By:  /s/ Kevin B. Allen
                                             --------------------------
                                               Name: Kevin B. Allen
                                               Title: Vice President

                       KAYE, SCHOLER, FIERMAN,
                        HAYS & HANDLER, LLP
                        as Escrow Agent

                                          By: /s/ Lynn Toby Fisher
                                             ---------------------------
                                               Name: Lynn Toby Fisher
                                               Partner

                                    EXHIBIT I

                              FORM OF JOINT NOTICE
                                 TO ESCROW AGENT

                                                 [DATE]

To: Kaye, Scholer, Fierman, Hays & Handler, LLP as Escrow Agent ("Escrow Agent") under the Escrow Agreement dated ________, 1996, by and among American Cable TV Investors 5, Ltd.,
         Rifkin Acquisition Partners, L.L.L.P. and the
         Escrow Agent (the "Escrow Agreement")

Dear Sirs:

                  You are hereby instructed and directed to pay the Escrow Fund (as defined in the Escrow Agreement) to the following corporation:

                  Payee:   _______[NAME]_________

                               _____[_______]________

                                               Very truly yours,

                                      AMERICAN CABLE TV INVESTORS 5, LTD.


                                      By:_______________________________________


                                      RIFKIN ACQUISITION PARTNERS, L.L.L.P.


                                      By:_______________________________________